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                                                                     EXHIBIT 4.4

                   THE DIAL CORPORATION FUTURE INVESTMENT PLAN

                      (AN AMENDMENT AND RESTATEMENT OF THE
                   DIAL CORPORATION CAPITAL ACCUMULATION PLAN)

               (as amended and restated through October 13, 2003)

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                   THE DIAL CORPORATION FUTURE INVESTMENT PLAN
                                TABLE OF CONTENTS

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ARTICLE I. - INTRODUCTION........................................................................................      1

   1.1     ESTABLISHMENT, AMENDMENT AND RESTATEMENT OF THE PLAN..................................................      1
   1.2     PURPOSE OF PLAN.......................................................................................      1
   1.3     TRANSFER OF ASSETS AND LIABILITIES....................................................................      1
   1.4     EFFECT OF OTHER DATES SET FORTH IN THE PLAN...........................................................      2

ARTICLE II. - DEFINITIONS AND CONSTRUCTION.......................................................................      3

   2.1     DEFINITIONS...........................................................................................      3
   2.2     OTHER DEFINITIONS.....................................................................................     11
   2.3     CONSTRUCTION..........................................................................................     11

ARTICLE III. - PARTICIPATION.....................................................................................     12

   3.1     PARTICIPATION.........................................................................................     12
   3.2     TERMINATION OF EMPLOYMENT.............................................................................     12
   3.3     TRANSFERS.............................................................................................     13
   3.4     SUSPENSION............................................................................................     13
   3.5     TRANSFER OF BARGAINING UNIT EMPLOYEES.................................................................     13

ARTICLE IV. - CONTRIBUTIONS......................................................................................     14

   4.1     EMPLOYER CONTRIBUTIONS................................................................................     14
   4.2     CODE SECTION 401(K) SALARY REDUCTION..................................................................     15
   4.3     EMPLOYEE CONTRIBUTIONS................................................................................     16
   4.4     AFTER-TAX SALARY DEDUCTION............................................................................     17
   4.5     ROLLOVERS AND TRANSFERS FROM OTHER PLANS..............................................................     17
   4.6     TRANSFERS FROM THE FREEMAN PLAN.......................................................................     18
   4.7     TRUST FUND............................................................................................     19
   4.8     GRANDFATHERED ACCOUNTS................................................................................     19

ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNT................................................................     20

   5.1     INDIVIDUAL ACCOUNTS...................................................................................     20
   5.2     ACCOUNT ADJUSTMENTS...................................................................................     20
   5.3     ACTUAL DEFERRAL PERCENTAGE TEST.......................................................................     23
   5.4     AVERAGE CONTRIBUTION PERCENTAGE TEST..................................................................     24
   5.5     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS........................................................     26
   5.6     DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.............................................................     27
   5.7     DISTRIBUTION OF EXCESS CONTRIBUTIONS..................................................................     27
   5.8     MAXIMUM ADDITIONS.....................................................................................     28
   5.9     ADJUSTMENT OF MATCHING CONTRIBUTIONS SUBACCOUNT.......................................................     30
   5.10    TOP-HEAVY PROVISIONS..................................................................................     31
   5.11    SECURITIES LAW REQUIREMENTS...........................................................................     33

ARTICLE VI. - BENEFITS...........................................................................................     35

   6.1     ENTITLEMENT TO BENEFITS...............................................................................     35
   6.2     DEATH.................................................................................................     35
   6.3     PAYMENT OF BENEFITS...................................................................................     35
   6.4     DESIGNATION OF BENEFICIARY............................................................................     36
   6.5     WITHDRAWALS...........................................................................................     37
   6.6     SPOUSAL CONSENT.......................................................................................     39
   6.7     DEBITING OF INVESTMENT FUNDS..........................................................................     39
   6.8     REQUIRED DISTRIBUTIONS................................................................................     39
   6.9     DISTRIBUTION REQUIREMENTS.............................................................................     40
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   6.10    LOANS TO PARTICIPANTS.................................................................................     41
   6.11    ELIGIBLE ROLLOVER DISTRIBUTIONS.......................................................................     42

ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND....................................................................     45

   7.1     PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN..........................................................     45
   7.2     EMPLOYEE SELECTED INVESTMENT OPTIONS, INVESTMENT FUNDS................................................     45
   7.3     INVESTMENT ELECTIONS..................................................................................     46
   7.4     INVESTMENT TRANSFERS..................................................................................     47
   7.5     TENDER OFFERS.........................................................................................     47
   7.6     VOTING OF STOCK.......................................................................................     47
   7.8     [INTENTIONALLY OMITTED]...............................................................................     48
   7.9     EXERCISE OF CONTROL...................................................................................     48
   7.10    ADJUSTMENT OF ACCOUNTS................................................................................     49
   7.11    LIMITATION OF LIABILITY AND RESPONSIBILITY............................................................     49
   7.12    FORMER PARTICIPANTS AND BENEFICIARIES.................................................................     49

ARTICLE VIII. - ADMINISTRATION OF THE PLAN.......................................................................     50

   8.1     ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION......................     50
   8.2     APPOINTMENT OF COMMITTEE..............................................................................     50
   8.3     AUTHORITY OF COMMITTEE................................................................................     51
   8.4     ACTION BY THE COMMITTEE...............................................................................     51
   8.5     EMPLOYMENT OF THIRD PARTIES...........................................................................     52
   8.6     ALLOCATION AND DELEGATION.............................................................................     52
   8.7     REPORTS...............................................................................................     52
   8.8     CLAIMS PROCEDURE......................................................................................     52
   8.9     APPLICATION AND FORMS FOR BENEFITS; OTHER PLAN COMMUNICATIONS.........................................     53
   8.10    FACILITY OF PAYMENT...................................................................................     53
   8.11    INDEMNIFICATION OF THE COMMITTEE......................................................................     54

ARTICLE IX. - MISCELLANEOUS......................................................................................     55

   9.1     NONGUARANTEE OF EMPLOYMENT............................................................................     55
   9.2     RIGHTS TO TRUST ASSETS................................................................................     55
   9.3     NON-ALIENATION........................................................................................     55
   9.4     NONFORFEITABILITY OF BENEFITS.........................................................................     55
   9.5     QUALIFIED MILITARY SERVICE............................................................................     55

ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER...................................................................     56

   10.1    AMENDMENTS............................................................................................     56
   10.2    ACTION BY THE COMPANY.................................................................................     56

ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS............................................     57

   11.1    SUCCESSOR EMPLOYER....................................................................................     57
   11.2    CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS OF PLANS...........................................     57

ARTICLE XII. - PLAN TERMINATION..................................................................................     58

   12.1    RIGHT TO TERMINATE....................................................................................     58
   12.2    PARTIAL TERMINATION...................................................................................     58
   12.3    LIQUIDATION OF THE TRUST FUND.........................................................................     58

ARTICLE XIII. - ADOPTION OF PLAN.................................................................................     59

   13.1    ADOPTION AGREEMENT....................................................................................     59
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                   THE DIAL CORPORATION FUTURE INVESTMENT PLAN

                            ARTICLE I. - INTRODUCTION

1.1      ESTABLISHMENT, AMENDMENT AND RESTATEMENT OF THE PLAN.

         The Dial Corporation (the "Company") established The Dial Corporation Capital Accumulation Plan (the "Plan"), effective as of July 31, 1996. The Plan is hereby amended and restated, (i) effective as of January 1, 1997, to bring the Plan into compliance with Section 401 of the Internal Revenue Code of 1986, as amended by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000 (collectively, "GUST"), unless otherwise provided under one of the aforementioned Acts; (ii) effective as of December 31, 2001, to merge the Freeman Cosmetic Corporation Capital Accumulation Plan (the "Freeman Plan") into the Plan (the "Plan Merger") and clean up the relevant plan provisions; and (iii) effective as of January 1, 2002, to bring the Plan into compliance with Section 401 of the Internal Revenue Code of 1986, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001. The Plan shall continue to be known as "The Dial Corporation Future Investment Plan."

1.2      PURPOSE OF PLAN.

         The purpose of the Plan is to provide benefits to Employees of the Company (and their beneficiaries) following the distribution in 1996 of the common stock of the Company to the stockholders of Viad Corp (the "Spin-Off"), including, without limitation, the Consumer Products Employees (and their beneficiaries) who, immediately prior to the Spin-Off, were participants in, or otherwise entitled to benefits under, The Dial Companies Capital Accumulation Plan and the Dial Companies Employees' Stock Ownership Plan. For purposes of this Plan, the term "Consumer Products Employees" shall be given the meaning ascribed to such term in the Distribution Agreement entered into in connection with the Spin-Off to which the Company and Viad Corp. (among others) are parties.

         In addition, the Plan provides benefits to former employees of the Freeman Cosmetic Corporation who commenced employment with the Company on January 1, 2001 (the "Transfer Date") in connection with the dissolution of the Freeman Cosmetic Corporation (the "Dissolution"). As a result of this transfer of employment, (i) the active participation of the Freeman Cosmetic Corporation employees in the Freeman Plan ceased on the Transfer Date, (ii) these inactive participants commenced active Participation in this Plan on the Transfer Date, and (iii) as of December 31, 2001, there are no active participants in the Freeman Plan. The Plan Merger is being effected in connection with the Dissolution (and the transfer of employment caused thereby) and for the purposes of transferring the account balances held pursuant to the Freeman Plan as of December 31, 2001 to this Plan.

1.3      TRANSFER OF ASSETS AND LIABILITIES.

         Effective December 31, 2001, in connection with the Plan Merger, the trustees of the Freeman Cosmetic Corporation Capital Accumulation Plan Trust will transfer the account balances held therein to the Trust for this Plan. It is the intention of the Board of Directors of the Company that (i) the sum of the account balances in the Freeman Plan and in this Plan prior to

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the Plan Merger will equal the fair market value of the Plan assets after the
Plan Merger; (ii) the assets of the Freeman Plan and this Plan will be combined to form the assets of this Plan as merged; and (iii) immediately after the Plan Merger, each Participant in the Plan will have an Account balance equal to the sum of the account balances the Participant had in the Freeman Plan (together with the Account balances in this Plan, if applicable) immediately prior to the Plan Merger.

         All liabilities and obligations incurred under the Freeman Plan prior to December 31, 2001 in respect of participants who become Participants under this Plan as a result of the Dissolution shall be assumed by this Plan, effective December 31, 2001. With respect to any Participant whose Participation in this Plan commenced solely as a result of the Dissolution, this Plan, to the full extent legally required, shall be treated as a continuation of the Freeman Plan, shall include all the Participant's years of active participation in the Freeman Plan prior to his or her Participation in this Plan, and shall preserve all valuable rights of the Participant that are legally protected, as well as all withdrawal restrictions that are legally required to be maintained. A participant in the Freeman Plan, who terminated employment prior to December 31, 2001 and who has an account balance under the Freeman Plan as of such date, shall have his or her rights in respect of such account balance determined under this Plan.

         It is the intention of the Board of Directors of the Company that any rights and features of the Freeman Plan prior to the Plan Merger required to be preserved by applicable law (including, but not limited to, Section 411(d)(6) of the Code and Section 204(g) of ERISA) be so preserved, and this Plan shall be construed and administered to effectuate this intent. As the effective date of the Plan Merger is December 31, 2001, it is further intended that all of the GUST amendments set forth herein apply to the account balances transferred in connection with the Plan Merger from the Freeman Plan (where otherwise applicable), effective as of such dates indicated herein.

1.4      EFFECT OF OTHER DATES SET FORTH IN THE PLAN.

         Although the Plan (and the Freeman Plan provisions relating to the account balances transferred to the Plan in connection with the Plan Merger) have been amended and restated effective as of January 1, 1997 for GUST, certain of the provisions are applicable as of the earlier dates set forth herein. It is intended that such earlier dates shall govern as to the provisions to which such earlier dates apply.

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                   ARTICLE II. - DEFINITIONS AND CONSTRUCTION

2.1      DEFINITIONS.

         Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

         (A) Account(s): One or all of the Employee Contribution Account, Employer Contribution Account, Salary Reduction Contribution Account, Vested Rollover Contribution Account, and Grandfathered Account, as the case may be, and, as appropriate in the context of each provision of the Plan containing such term, for each Participant.

         (B) Acquired Company: Any business entity which has been acquired or whose assets have been acquired by an Employer. Participants shall be credited with their Hours of Service with the Acquired Company and any other prior service recognized as eligibility or vesting service under a qualified plan of the Acquired Company. Notwithstanding the foregoing, the participation of an Acquired Company employee in the Plan shall be subject to the intent of the acquiring Employer in making the acquisition, which may deny the recognition of service with the Acquired Company in order to prevent discrimination or to protect the qualification of the Plan or for any other reason arising out of the acquisition. The Committee shall ensure that appropriate records are kept to carry out the terms of this provision.

         (C) Actual Deferral Percentage or ADP: For a specified group of Participants for a Plan Year, the average of the ratios (expressed as a percentage and calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of each such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include:
(i) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Elective Deferrals that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) and (b) Catch-Up Contributions described in Section 4.1(A)(2) hereof; and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         (D) Adoption Agreement: The agreement executed by each Affiliate Employer in order to adopt the Plan pursuant to the provisions of Article XIII.

         (E) Affiliate: An entity which, by reason of Code Section 414(b), 414(c), or 414(m), is treated as a single Employer with the Company.

         (F) Aggregate Limit: The sum of (i) one hundred twenty-five (125) percent of the greater of the ADP of the non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of two hundred

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(200) percent or two (2) plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two (2) plus the" in "(ii)" above if it would result in a larger Aggregate Limit.

         (G) Annual Additions: With respect to each Limitation Year, the total of the Employer contributions allocated to a Participant's Salary Reduction Contribution Account and Employer Contribution Account, plus the amount of after-tax contribution, if any, the Participant made for such Limitation Year to a Participant's Employee Contribution Account. Amounts allocated after March 31, 1984, to an individual medical account, as defined in
Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan. For this purpose, any excess amount applied under Section 5.8 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

         (H) Annual Compensation: A Participant's Compensation, except that such amount shall include any amounts deferred in any non-qualified deferred compensation plan sponsored by the Employer, and exclude (i) for periods ending prior to January 1, 2001, fringe benefits (such as amounts realized from the exercise of stock options, severance pay and benefits paid under any qualified or supplemental pension plan maintained by the Employer), overtime, bonuses and any benefits paid under this Plan, (ii) for periods beginning on or after January 1, 2001, fringe benefits and any benefits paid under this Plan, and
(iii) for any taxable year beginning on or after November 1, 2002, any proceeds allocable to a Participant's election to sell any vacation days accrued in such year pursuant to the Company's vacation buy/sell plan.

         (I) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns to employment with the Employer or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

         (J) Average Contribution Percentage or ACP: The average of the Contribution Percentages of the Eligible Participants in a group.

         (K) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit payable under this Plan.

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         (L)      CODA: A cash or deferred arrangement as described in Section
401(k) of the Code.

         (M)      Code: The Internal Revenue Code of 1986, as amended.

         (N) Committee: The Retirement Committee appointed to administer the Plan pursuant to Article VIII.

         (O)      Company: The Dial Corporation.

         (P) Compensation: Subject to the other provisions of the Plan and except as defined in the Adoption Agreement of an Employer in accordance with
Article XIII hereof, a Participant's current compensation from an Employer required to be reported on Form W-2 for such period, including those items listed in paragraph (2) of Section 1.415-2(d) of the Federal Income Tax Regulations, but excluding those items listed in paragraph (3) of Section 1.415-2(d) of the Federal Income Tax Regulations. For periods beginning after December 31, 1997, "Compensation" shall also include the Participant's elective deferrals (as defined in Code Section 402(g)(3)) and any amount that is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of
Section 125 of the Code. For Limitation Years beginning on and after January 1, 2001, "Compensation" shall also include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code. Notwithstanding the foregoing, in each case the Committee, in its discretion, may use any definition of "Compensation" to determine whether the various nondiscrimination tests are met as long as such definition satisfies Code Section 414(s) and is applied uniformly to all Participants. For purposes of allocating the Employer's contribution for the Plan Year in which a Participant begins or resumes Participation, Compensation allocable to time periods before his or her Participation began or resumed shall be disregarded.

         The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the "annual compensation limit." The "annual compensation limit" is One Hundred Fifty Thousand Dollars ($150,000), as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code; provided, however, that, effective for Plan Years beginning after December 31, 2001, the "annual compensation limit" shall not exceed $200,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

         The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (the "determination period") beginning with or within such calendar year. If a determination period consists of fewer than twelve (12) months, the "annual compensation limit" will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). Any reference in this Plan to the limitation under
Section 401(a)(17) of the Code shall mean the "annual compensation limit" set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the "annual compensation limit" in effect for that prior determination period.

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         (Q)      [intentionally omitted]

         (R) Contribution Percentage: For a specified group of Participants for a Plan Year, the ratio (expressed as a percentage and calculated separately for each Participant in such group) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         (S) Contribution Percentage Amounts: The sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include any forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         (T) Disability: A physical or mental condition which, in the sole judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Employer and the duties of any other position or job for the Employer for which such Employee is qualified by reason of his or her training, education or experience.

         (U) Discretionary Contributions: An Employer contribution made by an Employer to this or any other defined contribution plan on behalf of a Participant on account of the Employer's discretionary determination to make such contribution. Other than (1) for purposes of the application of Sections 4.1(B) and 4.1(C) of the Plan and (2) for the allocation of Discretionary Contributions to a subaccount pursuant to Section 5.1 of the Plan, Discretionary Contributions shall be deemed (and shall be treated in the same manner as) Matching Contributions under the Plan.

         (V)      [intentionally omitted]

         (W) Elective Deferrals: Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in
Section 401(k) of the Code, any simplified Employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

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         (X)      Eligible Employee: Any Employee of an Employer other than
Employees who are included within a unit of employees covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement specifically provides to the contrary. If an individual is classified or treated by an Employer as other than an Employee and such individual is later determined to be an individual described in Section 3121(d)(1) or (2) of the Code, such individual shall not be an Eligible Employee while he is so classified or treated.

         (Y) Eligible Participant: Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral, or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of Participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

         (Z) Employee: Any person who is actively employed by an Employer or an Affiliate.

         (AA) Employee Contribution: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

         (BB) Employee Contribution Account: The account maintained pursuant to Section 4.3 hereof, to record for a Participant his or her after-tax contributions and adjustments relating thereto.

         (CC) Employer: The Company and any Affiliate that has adopted the Plan pursuant to Article XIII hereof.

         (DD) Employer Contribution Account: The account maintained pursuant to Section 4.1(B) hereof, to record for a Participant his or her share of the contributions of the Employer, if any, and adjustments relating thereto.

         (EE) Employer Stock: The common stock of the Company, par value $.01 per share.

         (FF) Entry Date: The date on which a Participant commences Participation under the Plan as determined in Section 3.1 hereof.

         (GG) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

         (HH)     [intentionally omitted]

         (II) Excess Aggregate Contributions: With respect to any Plan Year, the excess of:

                  (1) The aggregate Contribution Percentage Amounts actually taken into account in computing the Average Contribution Percentage of Highly Compensated Employees for such Plan Year, over

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                  (2)      The maximum Contribution Percentage Amounts permitted
                           by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

         In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage Amounts, Elective Deferrals and Qualified Non-Elective Contributions under this Plan or any other plan of the Employer, as provided by regulations.

         Forfeitures of Excess Aggregate Contributions shall be:

                  (1) Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as in
                           (2), below, to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year.

                  (2) Allocated, after all other forfeitures under the Plan, to the Matching Contribution account of each non-Highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Annual Compensation for the Plan Year bears to the total Annual Compensation of all such Participants for such Plan Year.

         The Employer may elect to make Qualified Non-Elective Contributions under the Plan on behalf of Employees.

         (JJ) Excess Contribution: With respect to any Plan Year, the excess of:

                  (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                  (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages).

         (KK) Excess Elective Deferrals: Those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

         (LL)     [intentionally omitted]

         (MM) Fiduciaries: The Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described herein.

         (NN)     [intentionally omitted]

         (OO) Grandfathered Account: The Account balance of a Participant in the Freeman Plan as of December 31, 1998, together with gains and/or losses thereon. Within each Grandfathered Account, two subaccounts shall be maintained: a "Regular Subaccount," to which shall be allocated amounts allocated to the Participant's "Regular Account" as of December 31, 1998, and a "TDCA Subaccount," to which shall be allocated amounts allocated to the Participant's "Tax-Deferred Contributions Account" as of December 31, 1998.

         (PP) Highly Compensated Employee: An individual who is an Employee described in Subsection (1) or (2) below:

                  (1) An Employee who at any time during the current Plan Year is or during the preceding Plan Year was a five
                           (5) percent owner (as defined in Code Section 416(i)(1)); or

                  (2) An Employee who at any time during the preceding Plan Year had Compensation from an Employer in excess of $80,000 (as such $80,000 amount is adjusted at the same times and in the same manner as under Code
                           Section 415(d), except that the base period is the calendar quarter ending September 30, 1996).

A former Employee shall be treated as a Highly Compensated Employee if such former Employee (i) was a Highly Compensated Employee when such Employee separated from service, or (ii) was a Highly Compensated Employee at any time after attaining age 55.

         (QQ)     Hour of Service:

                  (1) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate for the performance of duties. Such Hours of Service shall be credited to the respective computation period in which the duties were performed.

                  (2) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (2) for any single continuous period (whether or not such period occurs in a single service computation period). Hours of Service under this paragraph (2) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

                  (3) An hour for which back pay (irrespective of mitigation of damages) is either awarded, or agreed to, by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph
                           (1) or paragraph (2) above, as the case may be, and under this paragraph (3). Hours of Service attributable to back pay credits will be credited to the respective service computation period or periods to which the back pay pertains, rather than to the service computation period or periods in which the award, agreement, or payment is made.

                  (4) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than ERISA or the Code.

         (RR) Income: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their fair market value.

         (SS)     Investment Fund(s): The investment funds described in Section
7.2.

         (TT) Limitation Year: The 12-month period commencing on January 1 and ending on December 31.

         (UU) Matching Contribution: An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

         (VV) Minimum Company Contribution: The contributions made by the Company under the Plan in accordance with the provisions of Section 4.1(D).

         (WW) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

         (XX) Participation: Except as otherwise provided in Section 3.1, the period commencing as of the date the Employee became a Participant and ending on the date his or her employment with the Employer terminated in accordance with Section 3.2 hereof.

         (YY) Plan: The Dial Corporation Future Investment Plan, as amended from time to time.

         (ZZ) Plan Year: Prior to November 30, 1998, the Plan Year shall be the calendar year. Commencing December 1, 1998, the Plan Year shall be the twelve (12) month period beginning on December 1 and ending on November 30.

         (AAA) Qualified Matching Contributions: Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

         (BBB) Qualified Non-Elective Contributions: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

         (CCC) Salary Reduction Contribution Account: The account maintained to record for a Participant his or her pre-tax salary reduction contributions made by the Employer pursuant to Sections 4.1(A) and 4.2 hereof, and adjustments relating thereto.

         (DDD)    [intentionally omitted]

         (EEE) Trust (or Trust Fund): The fund known as The Dial Corporation Future Investment Plan Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

         (FFF) Trustee: The corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

         (GGG)    Valuation Date: Each business day of the Plan Year.

         (HHH) Vested Rollover Contribution Account: The account maintained pursuant to Section 4.5 hereof, to record for a Participant rollover amounts transferred to the Trust Fund and adjustments relating thereto.

         (III)    [intentionally omitted]

2.2      OTHER DEFINITIONS.

         Definitions of terms and phrases that have a more limited application are set forth in the sections to which they relate.

2.3      CONSTRUCTION.

         The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section of the Plan. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan. Except when otherwise indicated by the context, any masculine or feminine term shall also include the other gender, and the use of any term in the singular or plural shall also include the opposite number.

                          ARTICLE III. - PARTICIPATION

3.1      PARTICIPATION.

         (A) Any Eligible Employee who as of December 31, 1996 was a Participant in the Plan shall continue as a Participant on and after January 1, 1997. Any person who was a participant in the Freeman Plan shall become a Participant in this Plan as of the earlier of (i) his or her Transfer Date (if he or she is otherwise an Eligible Employee) and (ii) December 31, 2001 (if he or she has an account balance in the Freeman Plan as of such date). In addition, with respect to any Eligible Employee, who was an employee of the Freeman Cosmetic Corporation but not a participant in the Freeman Plan, any periods of service rendered to the Company and/or any of its Affiliates (including the Freeman Cosmetic Corporation) by such Eligible Employee prior to his or her Transfer Date shall be recognized for purposes of determining the Eligible Employee's Entry Date under this Plan to the extent that such service would have been recognized under the Freeman Plan for such purpose.

         (B) Any other Eligible Employee shall become a Participant as of the first date next following any "eligibility computation period" during which he or she has at least one thousand (1,000) Hours of Service with the Employer or an Acquired Company, and after duly executing a salary reduction agreement pursuant to Section 4.2 and fulfilling the Plan's enrollment procedures as provided by the Committee; provided, however, that, from and after January 1, 2001, each Eligible Employee who is regularly scheduled to work at least twenty
(20) hours per week shall immediately become a Participant after he or she has entered into a duly executed salary reduction agreement under Section 4.2 and has fulfilled the Plan's enrollment procedures as provided by the Committee. For purposes of this Section 3.1(B), the initial "eligibility computation period" is the twelve (12) consecutive month period commencing on the date on which the Employee first performs an Hour of Service and the second and subsequent "eligibility computation periods" are the twelve (12) consecutive month periods commencing on the anniversaries of said date.

         (C) Participation under the Plan shall cease and a person shall no longer be a Participant upon Termination of Employment with the Employer, as defined in Section 3.2 hereof. A rehired Eligible Employee shall be credited with all Hours of Service performed prior to his Termination of Employment. If a rehired Eligible Employee was a Participant or had satisfied the eligibility service requirements of this Section during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, he shall commence Participation upon the later of his date of rehire or the date on which he would have commenced Participation if his employment had not terminated.

3.2      TERMINATION OF EMPLOYMENT.

         "Termination of Employment" shall be deemed to be the date:

         (A) The Participant quit, was discharged (for any reason, including Disability), died or retired; or

         (B) The first anniversary of the date the Participant was continuously absent (with or without pay) for any other reason, such as vacation, holiday, temporary sickness, Authorized

Leave of Absence or layoff, or the date within such twelve (12) month period when the Participant quit, was discharged, died or retired.

3.3      TRANSFERS.

         For the purposes of determining eligibility to participate in the Plan under Section 3.1, an Eligible Employee shall receive credit for employment with an Employer or an Affiliate.

3.4      SUSPENSION.

         If a Participant (i) elects to defer distribution of his or her benefit pursuant to Section 6.3(C), (ii) is transferred to employment with an Affiliate that has not adopted the Plan, (iii) ceases to be an Eligible Employee, (iv) goes on an unpaid maternity or paternity leave under ERISA Section 203(b), (v) receives a hardship withdrawal in accordance with Section 6.5(D), or (vi) commences an Authorized Leave of Absence, as reasonably determined by the Committee, his or her Participation under the Plan shall be suspended; provided, however, that during the period of his or her employment in such ineligible status or position: (a) he or she shall cease to have any right to make contributions pursuant to Article IV hereof, (b) his or her Employer Contribution Account shall receive no Employer contribution allocation under
Section 5.2(C), (c) he or she shall continue to participate in Income allocations pursuant to Section 5.2(A), (d) the withdrawal privileges under the provisions of Article VI, other than the loan provision of Section 6.10, shall continue to apply except for a Participant who has deferred distribution of his or her benefit pursuant to Section 6.3(C); and (e) the Investment Fund transfer provisions of Section 7.4 shall continue to apply.

3.5      TRANSFER OF BARGAINING UNIT EMPLOYEES.

         If a Participant becomes included in a unit of employees covered by a collective bargaining agreement and pursuant to collective bargaining is excluded from this Plan and included in a collectively bargained plan, the Committee, in the exercise of its discretion, may direct that the Participant's Accounts in the Plan be transferred to the collectively bargained plan if the collectively bargained plan so provides. In such event, the Accounts of the Participant shall be valued and adjusted as of the transfer effective date, and the sum of the Account balances so determined shall equal the amount transferred. The Committee and Trustee are hereby authorized and directed collectively to take all actions necessary or appropriate to accomplish such transfer of Account balances to the collectively bargained plan. Following the transfer, the Participant will no longer have any claim for benefits under this Plan, and the collectively bargained plan, in accepting the assets transferred from this Plan, shall be deemed to have accepted the liability for all amounts due to the Participant.

                           ARTICLE IV. - CONTRIBUTIONS

4.1      EMPLOYER CONTRIBUTIONS.

         (A)      (1)      For each Plan Year, the Employer shall contribute an
                           amount to a Participant's Salary Reduction
                           Contribution Account equal to the total amount of contributions agreed to be made by it pursuant to a salary reduction agreement under Section 4.2 entered into between the Employer and the Participant for such Plan Year. Such deferrals shall be treated as matchable (and as such are referred to as "Matched
                           Salary Reduction Contributions" in Subsection (B) below) to the extent that, for any Participant, they do not exceed the following: (i) effective on or prior to December 31, 2000, three (3) percent of his Annual Compensation for the applicable payroll period; and (ii) effective as of January 1, 2001, four (4) percent of his Annual Compensation for the applicable payroll period. Contributions made by the Employer for a given payroll period pursuant to salary reduction agreements under Section 4.2 shall be promptly deposited in the Trust Fund as soon as practicable after the payroll period to which they relate.

                  (2) Effective for tax years commencing after December 31, 2001, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of such tax year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code ("Catch-Up Contributions"). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 410(b) or 416 of the Code, as
                           applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall not be taken into account for purposes of determining the Matching Contributions available under the Plan.

         (B) In addition, subject to the proviso of this sentence, for each Plan Year, each Employer will make a Matching Contribution on behalf of each eligible Participant in an amount equal to one hundred (100) percent of the Participant's Matched Salary Reduction Contributions for the Plan Year; provided, however, that, effective as of January 1, 2001, to be entitled to Matching Contributions as of any date, a Participant (other than a Participant who participated in the Freeman Plan as of the Transfer Date and who began Participation in this Plan on such date as a result of the Dissolution) shall have been an Employee for at least six (6) months and regularly scheduled to work at least twenty (20) hours per week as of such date. The Matching Contributions made on behalf of a Participant shall be allocated to his Employer Contribution Accounts at the time provided in Section 5.2(C). All Matching Contributions of an Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the Federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return. Matching Contributions credited to a Participant's

Employer Contribution Account shall be one hundred (100) percent vested and nonforfeitable at all times.

         (C) Effective as of January 1, 2001, each Employer may, in its sole discretion, make a Discretionary Contribution to the Plan. Discretionary Contributions made for any Plan Year shall be allocated to the Employer Contribution Accounts of eligible Participants in proportion to the Matching Contributions made or to be made on behalf of Participants for such Plan Year. The Discretionary Contributions made on behalf of a Participant shall be allocated to his Employer Contribution Accounts at the time provided in Section 5.2(C). No Participant shall be eligible for allocation of any portion of a Discretionary Contribution for any Plan Year unless such Participant (i) is actively employed on the last day of the Plan Year or (ii) has died, suffered a Disability or retired during the Plan Year. All Discretionary Contributions of an Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the Federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return. Discretionary Contributions allocated to Participants' Employer Contribution Account shall be one hundred (100) percent vested and nonforfeitable at all times.

         (D) For each Plan Year, the Company shall make contributions ("Minimum Company Contributions") to the Plan in the form of employer contributions (within the meaning of Section 404 of the Code), in cash or stock, at least equal to a specified dollar amount, on behalf of those individuals who are entitled to an allocation under Section 5.2(F) of the Plan. Such amount shall be determined by the Board of Directors of the Company, or the delegate of such Board, by resolution on or before the last day of the Company's taxable year that ends within such Plan Year.

         The Minimum Company Contribution for a Plan Year shall be paid by the Company in one or more installments without interest. The Company shall pay the Minimum Company Contribution at any time during the Plan Year, and for purposes of deducting such contribution, shall make the contribution, not later than the time prescribed by the Code for filing the Company's Federal income tax return including extensions, for its taxable year that ends within such Plan Year. Notwithstanding any provision of the Plan to the contrary, the Minimum Company Contribution made to the Plan by the Company shall not revert to, or be returned to, the Company.

4.2      CODE SECTION 401(k) SALARY REDUCTION.

         (A) In addition to the other terms and conditions herein, each Eligible Employee shall enter into prior to the Entry Date that such Eligible Employee's Participation under the Plan is to commence pursuant to Section 3.1 a salary reduction agreement with the Employer which will be applicable to Annual Compensation for payroll periods after such Entry Date. The terms of any such salary reduction agreement shall provide for the purposes of Section 4.1(A) hereof that the Eligible Employee as a Participant agrees to accept a reduction in salary from the Employer equal to the following percentage of his or her Annual Compensation per payroll period: effective prior to January 31, 2001, from one (1) percent to twelve (12) percent of such Annual Compensation, and, effective on and after January 31, 2001, from one (1) percent to twenty-one (21) percent of such Annual Compensation. In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution

Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Annual Compensation from the Employer was reduced during the Plan Year pursuant to the salary reduction agreement. Amounts credited to a Participant's Salary Reduction Contribution Account are intended to qualify for Federal income tax deferral under Section 401(k) of the Code and, as such, shall be one hundred (100) percent vested and nonforfeitable at all times. If a Participant enters into a salary reduction agreement with the Employer for a given Plan Year, his or her Annual Compensation for such Plan Year for all other purposes of this Plan, except with respect to a salary deduction agreement under Section 4.4 hereof, shall be equal to his or her Annual Compensation after application of the salary reduction agreement.

         (B) Unless otherwise amended or terminated in accordance with Subsection (2) below, a Participant's salary reduction agreement shall be deemed automatically renewed from year to year, while this Plan remains in force and effect. Further, salary reduction agreements shall include, but not by way of limitation, and be governed by the following:

                  (1) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Employer.

                  (2) A salary reduction agreement may be amended or terminated by a Participant at such times and in such a manner as the Committee may from time to time establish.

                  (3) Any amendment or termination of a salary reduction agreement shall be effective at such times as the Committee may from time to time establish.

                  (4) The Employer may amend or revoke its salary reduction agreement with any Participant at any time, if the Committee determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Limitation Year will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Sections 401(k) and 401(m) of the Code are met for such Plan Year.

         (C) The Committee may from time to time alter and/or add to the requirements for salary reduction agreements expressed in Section 4.2(B). The Employer shall abide by the Committee's determinations and directions with respect to all matters covered in salary reduction agreements.

4.3      EMPLOYEE CONTRIBUTIONS.

         Subject to the provisions of Section 4.4 hereof, a Participant may contribute each Plan Year to an Employee Contribution Account an amount pursuant to a salary deduction agreement under Section 4.4 not intended to qualify for Federal income tax deferral under Code Section 401(k), but to be subtracted from such Participant's Annual Compensation on an after-tax basis. Amounts credited to a Participant's Employee Contribution Account shall remain one hundred (100) percent vested and non-forfeitable at all times.

4.4      AFTER-TAX SALARY DEDUCTION.

         A Participant may elect to enter into a salary deduction agreement with Employer which shall be in the form and substance acceptable to the Employer and the Committee and will be applicable to all payroll periods within a Plan Year. A salary deduction agreement may be amended or terminated at such times and in such a manner as the Committee may from time to time establish. The terms of such salary deduction agreement shall provide, among other things, that for the purposes of Section 4.3 the Participant agrees to accept a deduction from salary from the Employer equal to any whole percentage of his or her Annual Compensation per payroll period, not to exceed the following percentage of such Annual Compensation: (i) effective prior to January 1, 2001, ten (10) percent of such Annual Compensation; (ii) effective from January 1, 2001 through January 31, 2001, nine (9) percent of such Annual Compensation; and (iii) effective on and after January 31, 2001, twenty-one (21) percent of such Annual Compensation; provided, however, that to the extent that the sum of the percentage elected pursuant to clause (iii) of this sentence and the percentage elected pursuant to
Section 4.2 exceeds twenty-one (21) percent, the percentage elected pursuant to clause (iii) of this sentence shall be reduced so that such sum equals twenty-one (21) percent.

4.5      ROLLOVERS AND TRANSFERS FROM OTHER PLANS.

         (A)      (1)      An Employee eligible to participate in the Plan,
                           regardless of whether he or she has satisfied the Participation requirements of Section 3.1, who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code (the "Other
                           Plan") may transfer such distribution to the Trust
                           Fund if such amount constitutes, in the sole and absolute discretion of the Committee, an "eligible rollover distribution" within the meaning of the applicable provisions of the Code. Additionally, an Employee may request, with the approval of the Committee, that the Trustee accept a transfer of an eligible rollover distribution from the trustee of another qualified plan. For purposes of this Plan, both of the rollover contributions described in this Subsection (A)(1) shall be referred to as a "Rollover
                           Contribution." Upon the Committee's approval of such Rollover Contribution, the Trustee shall accept the transfer. The Committee may, in its sole discretion, decline to accept such transfer. If the Committee decides to grant an Employee's request to make a Rollover Contribution, the Employee may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution. The procedure approved by the Committee shall provide that such a transfer may be made only if the following conditions are met: (a) the transfer occurs on or before the sixtieth (60th) day following the Employee's receipt of the distribution from the Other
                           Plan; and (b) the amount transferred does not exceed the distribution the Employee received from the Other
                           Plan.

                  (2) Notwithstanding the foregoing, effective for transfers made after December 31, 2001, the Plan will accept a Rollover Contribution from a qualified plan described in Section 401(a) or 403(a) of the Code (excluding after-tax employee contributions), an annuity contract described in
                           Section 403(b) of the Code (excluding after-tax employee contributions), and an eligible plan under
                           Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

         (B) Notwithstanding the foregoing, if an Employee had deposited a distribution previously received from Other Plan into an individual retirement account ("IRA"), as defined in Section 408 of the Code, he or she may transfer the amount of such distribution, plus earnings thereon from the IRA, to this Plan; provided such Rollover Contribution is deposited with the Trustee on or before the sixtieth (60th) day following receipt thereof from the IRA.

         (C) The Committee shall develop such procedures, and may require such information from an Employee desiring to make or effectuate any Rollover Contribution under this Section 4.5, as it deems necessary or desirable to determine that the proposed Rollover Contribution will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Vested Rollover Contribution Account. Such account shall be one hundred (100) percent vested in the Employee, shall share in Income allocations in accordance with Section 5.2(A), but shall not share in Employer contribution allocations. Upon Termination of Employment, the total amount of the Employee's Vested Rollover Contribution Account shall be distributed in accordance with Article VI.

         (D) Upon a Rollover Contribution by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the applicable Participation requirements of Section 3.1, his or her Vested Rollover Contribution Account shall represent his or her sole interest in the Plan until he or she becomes a Participant.

         (E) The Committee, the Employer and the Trustee do not guarantee the Vested Rollover Contribution Accounts of Participants in any way from loss or depreciation. The Employer, the Committee and the Trustee do not guarantee their payment of any money which may be or become due to any person from a Vested Rollover Contribution Account, and the liability of the Employer, the Committee and/or the Trustee to make any payment therefrom shall at any and all times be limited to the then value of the Vested Rollover Contribution Account.

4.6      TRANSFERS FROM THE FREEMAN PLAN.

         In connection with the Plan Merger, the Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the Freeman Plan. After the transfer, the Company shall be responsible for all liabilities and obligations with respect to the inactive participants in the Freeman Plan (and their beneficiaries), except that all contributions permitted hereunder shall made shall be made to the Trustee as described in Section 4.7. All amounts received from the Freeman Plan shall be credited to the Accounts established pursuant to this Plan in accordance with Section 5.2(G) of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred from the Freeman Plan in any way from loss or depreciation. The Committee shall establish special rules and accounting procedures as necessary to preserve any distribution forms or other valuable rights that are protected by Code Section 411(d)(6) with respect to amounts attributable to assets transferred directly to this Plan from the Freeman Plan.

4.7      TRUST FUND.

         (A) All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof, shall be returned to the Employer within one year after the payment of the contribution, or the denial of the qualification, whichever is applicable.

         (B) Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

         (C) Notwithstanding anything herein to the contrary, the maximum amount that may be returned to the Employer pursuant to subparagraph (A) above is limited to the portion of such contribution attributable to the mistake of fact or the portion of such contribution deemed non-deductible (the "excess contribution"). Earnings attributable to the excess contribution will not be returned to the Employer, but losses attributable thereto will reduce the amount returned.

4.8      GRANDFATHERED ACCOUNTS.

         No contributions shall be made to a Grandfathered Account that is transferred to this Plan. Amounts allocated to a Participant's Grandfathered Account shall be one hundred (100) percent vested and non-forfeitable at all times.

                ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNT

5.1      INDIVIDUAL ACCOUNTS.

         The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. When appropriate, a Participant shall have five separate Accounts--an Employer Contribution Account, an Employee Contribution Account, a Salary Reduction Contribution Account, a Vested Rollover Contribution Account and a Grandfathered Account. Where necessary, the Committee shall create and maintain subaccounts adequate to distinguish between funds in an Account for the purposes of the Plan (e.g., Qualified Matching Contribution, Matching Contribution and Discretionary Contribution subaccounts of the Employer Contribution Account). The maintenance of individual Accounts and subaccounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account or subaccount shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

         Because Participants have a choice of Investment Funds, any reference in this Plan to a Salary Reduction Contribution Account, a Vested Rollover Contribution Account, an Employee Contribution Account, a Grandfathered Account and an Employer Contribution Account (where permitted under Section 7.2 hereof) shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

5.2      ACCOUNT ADJUSTMENTS.

         The Accounts of Participants shall be adjusted no less frequently than quarterly, recognizing the Participant's elections pursuant to Section 5.5 hereof, in accordance with the following:

         (A) Income: The Income of the Trust Fund shall be allocated to the Accounts of Participants who had unpaid balances in their Accounts as of each business day during the Plan Year, in proportion to the balances in such Accounts, as adjusted to reflect and give appropriate weighting to any receipt or distributions during the period, based on generally acceptable principles of trust accounting agreed to by the Committee, the Trustee, and the recordkeeper for the Plan and consistently applied. Each valuation shall be based on the fair market value of assets in the Trust Fund on the appropriate day.

         (B) Salary Reduction Contributions: The Employer contributions that are made pursuant to a salary reduction agreement entered into with a Participant under Section 4.2 shall be allocated to the Participant's Salary Reduction Contribution Account as soon as possible following receipt by the Trustee.

         (C) Matching Contributions: The Employer's Matching Contribution described in Section 4.1(B), if any, shall be allocated among the Employer Contribution Accounts of Participants in accordance with Section 4.1(B) as of the last day of the relevant Plan Year.

         (D) Contributions: A Participant's contributions shall be allocated to his or her Employee Contribution Account as soon as possible following receipt by the Trustee.

         (E)      [intentionally omitted]

         (F) Minimum Company Contribution: The Minimum Company Contribution for the Plan Year shall be allocated as follows:

                  (1) First, the Minimum Company Contribution for the Plan Year shall be allocated during the Plan Year to each Employee of the Company who is an Eligible Participant on the first day of the Plan Year as salary reduction contributions pursuant to Section 4.1(A) and as the Employer's Matching Contributions pursuant to Section 4.1(B). These allocations shall be made to each such Eligible Participant's Salary Reduction Contribution Account and Employer Contribution Account, respectively.

                  (2) Second, the balance of the Minimum Company Contribution remaining after the allocation in
                           Section 5.2(F)(1) shall be allocated to the Employer Contribution Account of each individual who is not a Highly Compensated Employee and who is an Eligible Participant on the first day of the Plan Year and who is employed by the Company on the last day of the Plan Year, in the ratio that such Eligible Participant's salary reduction contributions during the Plan Year bears to the salary reduction contributions of all such Eligible Participants during the Plan Year.

                  (3) Third, notwithstanding Section 5.8 of the Plan, if the total contributions allocated to a Participant's Accounts including the Minimum Company Contribution exceeds the Participant's maximum Annual Addition limit for any Limitation Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next, and succeeding, Limitation Years.

                  (4) Fourth, the balance of the Minimum Company Contribution remaining after the allocations under
                           Section 5.2(F) (1), (2) and (3), shall be allocated as a nonelective contribution to each Employee of the Company who is not a Highly Compensated Employee and who is an Eligible Participant on the first day of the Plan Year, in the ratio that such Eligible Participant's Annual Compensation for the Plan Year bears to the Annual Compensation for the Plan Year of all such Eligible Participants. Contributions made pursuant to this Subsection 5.2(F)(4) shall be allocated to the Employer Contribution Account of such Eligible Participant and are distributable only in accordance with the distribution provisions applicable to the Employer's Matching Contributions. Contributions made pursuant to this Subsection shall be one hundred (100) percent vested and non-forfeitable at all times. Such contribution shall be invested under the Plan in the manner designated by such Eligible Participant.

                  (5) Each installment of the Minimum Company Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 5.2(F). Such suspense account shall not participate in the allocation of Income of the Trust Fund as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such contributions shall be applied to reduce Plan expenses, and thereafter, to reduce employer contributions.

                  (6) The Minimum Company Contribution allocated to the Employer Contribution Account of an Eligible Participant pursuant to Section 5.2(F)(2) shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

                  (7) Notwithstanding any of the foregoing provisions to the contrary, any allocation of salary reduction contributions shall be made under either Section 5.2(B) or this Section 5.2(F), but not both Sections. Similarly, any allocation of a Matching Employer Contribution shall be made under either Section 5.2(C) or this Section 5.2(F), as appropriate, but not both Sections.

                  (8) Notwithstanding Section 2.1(WW) of the Plan, an Eligible Participant who receives an allocation of a contribution under this Section 5.2(F) shall be treated as a Participant under the Plan for all purposes.

         (G) Allocation of Amounts Transferred from Freeman Plan: The assets transferred to this Plan from the Freeman Plan shall be allocated to the appropriate accounts of the Plan Participants in the following manner:

                  (1) Amounts allocated to the Participant's Employee Contribution Account in the Freeman Plan (including Employer Stock) shall be allocated to the Participant's Employee Contribution Account in this Plan;

                  (2) Amounts allocated to the Participant's Salary Reduction Contribution Account in the Freeman Plan (including Employer Stock) shall be allocated to the Participant's Salary Reduction Contribution Account in this Plan;

                  (3) Amounts allocated to the Participant's Vested Rollover Contribution Account in the Freeman Plan (including Employer Stock) shall be allocated to the Participant's Vested Rollover Contribution Account in this Plan;

                  (4) Employer Stock allocated to the Participant's Employer Contribution Account in the Freeman Plan shall be allocated to the Participant's Employer Contribution Account in this Plan; and

                  (5) Amounts allocated to the Participant's Grandfathered Account in the Freeman Plan (including Employer Stock) shall be allocated to the Participant's Grandfathered Account in this Plan, which shall be established prior to the transfer of such assets to this Plan.

5.3      ACTUAL DEFERRAL PERCENTAGE TEST.

         Notwithstanding any other provisions of the Plan,

         (A) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The ADP for Participants who are Highly Compensated Employees for the current Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by one and twenty-five one hundredths (1.25); or

                  (2) The ADP for Participants who are Highly Compensated Employees for the current Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

         (B) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         (C) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning on and after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         (D)      [intentionally omitted]

         (E) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate. Elective Deferrals will be taken into consideration in performing the Actual Deferral Percentage Test only if each of the following requirements is satisfied:

                  (1) The Elective Deferral is allocated to the Participant's Salary Reduction Contribution Account as of a date within the Plan Year. For purposes of this paragraph (1), an Elective Deferral is considered allocated as of a date within a Plan Year only if (a) the allocation is not contingent upon the Participant's Participation in the Plan or performance of services on any date subsequent to that date, and (b) the Elective Deferral is actually paid to the Trust no later than the end of the twelve
                           (12) month period immediately following the Plan Year to which the Elective Deferral relates; and

                  (2) The Elective Deferral relates to Annual Compensation that either (a) would have been received by the Participant in the Plan Year but for the Employee's election to defer under Section 4.2 or (b) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer under Section 4.2 would have been received by the Participant within two and one-half (2 1/2) months after the close of the Plan Year.

         (F) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (G) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (H) Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages.

5.4      AVERAGE CONTRIBUTION PERCENTAGE TEST.

         Notwithstanding any other provision of the Plan,

         (A) Employee Contributions and Matching Contributions must meet the nondiscrimination requirements of Section 401(a)(4) of the Code, and the Average Contribution Percentage test of Section 401(m) of the Code. The ACP test is required in addition to the ADP test under Code Section 401(k). Qualified Matching Contributions and Qualified Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

         (B) The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The ACP for Participants who are Highly Compensated Employees for the current Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by one and twenty-five one hundredths (1.25); or

                  (2) The ACP for Participants who are Highly Compensated Employees for the current Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

         (C) Multiple Use: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed one and twenty-five one hundredths (1.25) multiplied by the ADP and ACP of the non-Highly Compensated Employees. This Section 5.4(C) shall not apply for Plan Years beginning after December 31, 2001.

         (D) For purposes of this Section, the Average Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         (E)      In the event that this Plan satisfies the requirements of
Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (F)      [intentionally omitted]

         (G) For purposes of determining the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.5      DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

         (A) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. For Plan Years beginning on and after January 1, 1997, the amount of the distribution or forfeiture in respect of a Highly Compensated Employee shall be determined in the following manner: first, the Employee Contributions and Matching Contributions of the Highly Compensated Employee with the highest amount of Employee Contributions and Matching Contributions shall be reduced to the amount of the Employee Contributions and Matching Contributions of the Highly Compensated Employee with the next highest amount (provided, that if a lesser reduction would cause the ACP test to be met, such lesser reduction shall be made); second, if the total amount distributed is less than the Excess Aggregate Contributions for all Highly Compensated Employees, reductions shall continue in this manner until the total amount distributed equals the Excess Aggregate Contributions for all Highly Compensated Employees.

For this purpose, each forfeiture or distribution of Excess Aggregate Contributions that occurs shall be treated as reducing both the amount of such contributions and the adjusted percentage that is determined for the affected Participant under Section 5.4. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         (B) Excess Aggregate Contributions shall be adjusted for any Income allocable until the end of the Plan Year (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The Income allocable to Excess Aggregate Contributions shall be as determined under the Plan's normal method of accounting.

         (C) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of non-Highly Compensated Employees or applied to reduce Employer contributions.

         (D) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Accounts.

         (E) In addition, in lieu of distributing Excess Contributions as provided in the Plan, or Excess Aggregate Contributions as provided in the Plan, the Employer may make Qualified Non-Elective Contributions on behalf of non-Highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage Test, or both, pursuant to the regulations under the Code.

5.6      DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.

         (A) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year, except to the extent permitted under Section 4.1(A)(2) hereof and Section 414(v) of the Code.

         (B) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before the date specified in Section 5.6(E) of the amount of the Excess Elective Deferrals to be assigned to the Plan.

         (C) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any Income allocable thereto, shall be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. In addition, excess deferrals and other contributions described in Section 5.3, plus any Income allocable thereto, shall be distributed no later than the end of each Plan Year to Participants to whose accounts they were allocated for the preceding Plan Year. For purposes of calculating the distribution of excess amounts pursuant to Section 5.3, each distribution of Excess Elective Deferrals and other contributions that occurs shall be treated as reducing both the amount of the deferrals and the adjusted percentage that is determined for the affected Participant under Section 5.3.

         (D) Excess Elective Deferrals shall be adjusted for any Income allocable until the end of the Plan Year (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan
Year). The Income allocable to Excess Elective Deferrals shall be as determined under the Plan's normal method of accounting.

         (E) Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims to the Committee in the manner prescribed by the Committee by March 15th of the current taxable year.

5.7      DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (A) Notwithstanding any other provision of this Plan, Excess Contributions, plus any Income allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. For Plan Years beginning on and after January 1, 1997, the amount of the distribution to a Highly Compensated Employee shall be determined in the following manner: first, the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) of the Highly Compensated Employee with the highest amount of Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) shall be reduced to the amount of the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contributions, or
both) of the Highly Compensated Employee with the next highest amount (provided, that if a lesser reduction would cause the ADP test to be met, such lesser reduction shall be made); second, if the total amount distributed is less than the Excess Contributions for all Highly Compensated Employees, reductions shall continue in this manner until the total amount distributed equals the Excess Contributions for all Highly Compensated Employees. The method of correcting Excess Contributions must, in any event, satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code.

         (B) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

         (C) Excess Contributions shall be adjusted for any Income allocable until the end of the Plan Year (excluding any gap period after the end of the Plan Year and up to the date of distribution in the subsequent Plan
Year). The Income allocable to Excess Contributions shall be as determined under the Plan's normal method of accounting.

         (D) Excess Contributions shall be distributed from the accounts to which the Participant's Elective Deferrals and Qualified Matching Contributions (if applicable) were allocated in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

5.8      MAXIMUM ADDITIONS.

         (A)      (1)      Except as provided in Subsection (2) below, in no
                           event shall the total Annual Additions made to the Salary Reduction Contribution Account, the Employer
                           Contribution Account and the Employee Contribution
                           Account of a Participant for any Limitation Year exceed the lesser of Thirty Thousand Dollars
                           ($30,000.00) or twenty-five (25) percent of the Participant's Compensation for such Limitation Year, except that such $30,000 shall be increased as permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments.

                  (2)      Except to the extent permitted under Section 4.1(A)
                           (2) hereof and Section 414(v) of the Code, the total Annual Additions that may be contributed or allocated to a Participant's Salary Reduction Contribution Account, Employer Contribution Account and Employee Contribution Account under the Plan for any Limitation Year shall not exceed the lesser of Forty Thousand Dollars ($40,000) or one hundred (100) percent of the Participant's Compensation for such Limitation Year, except that such

                           $40,000 shall be increased as permitted by the Internal Revenue Service regulations to reflect cost-of-living adjustments. The 100% limit set forth in the preceding sentence shall not apply to any contribution for medical benefits after a separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition. This Subsection (A)(2) is effective for Limitation Years beginning after December 31, 2001.

         (B) If such Annual Additions exceed the above limitations, the contributions for the Limitation Year which cause the excess shall be returned to the Participant in the following order:

                  (1) Any contributions to such Participant's Employee Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

                  (2) If after the application of paragraph (1) an excess amount still exists, any contributions to such Participant's Salary Reduction Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

                  (3) If after the application of paragraph (2) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions to such Participant's Employer Contribution Account, for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                  (4) If after the application of paragraph (3) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions of that Participant's Employer to Employer Contribution Accounts for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Income.

         (C) Notwithstanding the foregoing, the otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in other tax-qualified pension, profit-sharing, savings or stock bonus plans maintained by the Employer or any of the members of the controlled group of corporations (for the purposes of this Section "Employers") of which the Employer is a part: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by any of the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed one (1.0). The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Limitation Year) and the denominator of which is the lesser of (i) the product of one and twenty-five one hundredths (1.25), multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (ii) the product of one and four tenths (1.4), multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the Plan for such Limitation Year. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of such Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer; (i) the product of one and twenty-five one hundredths (1.25), multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of one and four tenths (1.4), multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participants under the Plan for such year. When the term "Annual Additions" is used in the context of other defined contribution plans under this Section, it shall have the same meaning as set forth in Section 2.1(G) hereof, but with respect to Employer contributions and Employee Contributions made under such other plans. For purposes of this limitation, all defined benefit plans of the Employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, including the Plan whether or not terminated, are to be treated as one defined contribution plan. As such, annual benefits and Annual Additions of such plans are to be aggregated for the purposes of determining the defined benefit plan fraction and the defined contribution plan fraction. The extent to which Annual Additions under the Plan shall be reduced, as compared with the extent to which annual benefits or Annual Additions under any defined benefit plans or any other defined contribution plans shall be reduced in order to achieve compliance with the limitations of Code Section 415 shall be dependent on the provisions of such other plans. To the extent any such other plan or plans provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the necessary reductions shall be under such other plan or plans. To the extent any such other plan or plans do not provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the reduction in Annual Additions necessary to achieve compliance with Code Section 415 shall be under the Plan. If the reduction is under this Plan, the Committee shall advise affected Participants of any additional limitations on their Annual Additions required by this Section 5.8. This Subsection (C) of Section 5.8 shall not apply for Limitation Years beginning on or after January 1, 2000.

5.9      ADJUSTMENT OF MATCHING CONTRIBUTIONS SUBACCOUNT.

         In the event that a distribution of excess Elective Deferrals or Excess Contributions is made pursuant to Section 5.6 or 5.7 of the Plan, the Matching Contribution subaccount will be adjusted by the amount of any Employer Contribution attributable to such excess Elective Deferrals or Excess Contributions (the "excess matching contribution") plus the Income allocable to any such excess matching contribution. The Income allocable to the excess matching contribution shall be determined by the Committee in accordance with any method permitted under Treasury Regulation Sections 1.401(m)-1(e)(3) or 1.401(k)-1(f)(4) as applicable. Any such excess matching contributions (and earnings allocable thereto) will be forfeited and reallocated among the unaffected Participant's Accounts pursuant to such rules as shall be adopted by the

Committee, provided that such treatment is applied uniformly to all Participants under the Plan for the Plan Year involved.

5.10     TOP-HEAVY PROVISIONS.

         (A) The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan, notwithstanding any contrary provision in the Plan. The Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year, (1) the value of the sum of Salary Reduction Contribution Accounts, Employer Contribution Accounts, Employee Contribution Accounts and Grandfathered Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to
Section 5.2) of Participants who are Key Employees (as defined in Section 416(i) of the Code) exceeds sixty (60) percent of the value of the sum of Salary Reduction Contribution Accounts, Employer Contribution Accounts, Employee Contribution Accounts and Grandfathered Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Section 5.2) of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Code) and the required aggregation group is top-heavy. However, and notwithstanding the result of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.

         (B) Notwithstanding any contrary provision of the Plan, and except as otherwise provided in (C) and (D) below, for any Plan Year during which the Plan is deemed a Top-Heavy Plan, Employer contributions pursuant to Section 5.2(C) which are allocated to Employer Contribution Accounts on behalf of any Participant who is not a Key Employee shall not be less than the lesser of:

                  (1)      Three (3) percent of such Participant's Compensation;
                           or

                  (2) The percentage at which contributions are made (or required to be made) for the Plan Year under the Plan for the Key Employee for whom such percentage is the highest for that Plan Year.

         The above mentioned minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year.

         (C) The provisions of (B), above, shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year preceding the Plan Year the Plan is considered to be a Top-Heavy Plan.

         (D) The provisions of (B), above, shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         (E) The minimum allocation required in (B), above, (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

         (F) If a Participant's Termination of Employment occurs while the Plan is a Top-Heavy Plan, such Participant's vested percentage in his Employer Contribution Account shall be one hundred (100) percent vested and non-forfeitable at all times.

         (G) If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section (F) of this Section to the extent it is more favorable than any vesting schedule that may be contained in the Plan shall continue to apply in determining the vested percentage of any Participant who had at least five Years of Service as of December 31 in the last Plan Year of top-heaviness. For other Participants, said more favorable schedule shall apply only to their Employer Contribution Account balance as of such December
31. For the purposes of Section (F), "Year of Service" shall be defined in the same manner as the term Year of Service is used for vesting purposes in the event the Plan is amended to include a vesting provision. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

                  (1)      the adopted date of the amendment;

                  (2)      the effective date of the amendment, or

                  (3) the date the Participant receives notice of the amendment from the Employer or Administrator.

         (H) Notwithstanding any contrary provisions contained herein, for any Plan Year in which the Plan is a Top-Heavy Plan, any benefits to which the Participant who is a Key Employee is entitled shall commence not later than the Participant's taxable year in which he or she attains age, seventy and one-half (70 1/2) whether or not his or her employment has terminated in such year. If a benefit distribution under the Plan is made to a Key Employee before he or she attains age fifty nine and one-half (59 1/2), and during a Plan Year in which the Plan is a Top-Heavy Plan, the Participant shall be advised by the Committee that an additional Federal income tax may be imposed equal to ten (10) percent of the portion of the amount so received which is included in his or her gross income for such taxable year, unless such distribution is made on account of death or Disability.

         (I)      For any Plan Year in which the Plan is a Top-Heavy Plan,
Section 5.4(C) shall be read by substituting the number one (1.00) for the number one and twenty-five one hundredths (1.25) wherever it appears therein except that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

         (J) Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, Matching Contributions shall be taken into account for this purpose. The preceding sentence shall apply with respect to Matching Contributions under the plan or, if the minimum contribution requirement is to be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirement shall be treated as "matching contributions" for purposes of the ACP test and other requirements of Section 401(m) of the Code.

         (K) Notwithstanding anything in this Section 5.10 to the contrary, in the event that the Plan shall be determined by the Committee (in its sole and absolute discretion, but pursuant to the provisions of Section 416 of the Code) to be a constituent in an "aggregation group," this Plan shall be considered a Top-Heavy Plan only if the "aggregation group" is a "top-heavy group." For purposes of this Section 5.10, an "aggregation group" shall include the following:

                  (1) Each plan intended to qualify under Section 401(a) of the Code sponsored by an Employer in which one (1) or more Key Employees participate;

                  (2) Each other plan of an Employer that is considered in conjunction with a plan referred to in clause (1) in determining whether or not the nondiscrimination and coverage requirements of Section 401(a)(4) or Section 410 of the Code are met; and

                  (3) If the Committee, in the exercise of its discretion, so chooses, any other such plan of an Employer which, if considered as a unit with the plans referred to in clauses (1) and (2), satisfies the requirements of Code Section 401(a) and Code Section 410.

A "top-heavy group" for purposes of this Section 5.10 is an "aggregation group" in which the sum of the present value of the cumulative accrued benefits for Key Employees under all "defined benefit plans" (as defined in Section 414(j) of the Code) included in such group plus the aggregate account balances of Key Employees under all "defined contribution plans" (as defined in Section 414(i) of the Code) included in such group exceeds sixty (60) percent of the total of such similar sum determined for all employees and beneficiaries covered by all such plans. The present value of the cumulative accrued benefits and the aggregate account balances shall be made in accordance with Section 416(g) of the Code and the applicable regulations promulgated thereunder.

5.11     SECURITIES LAW REQUIREMENTS.

         The Plan is intended to comply with the requirements for exemption from liability under Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") in the case of any transaction that is reportable under Section 16(a) of the 1934 Act. Accordingly, the Plan shall be interpreted and administered so as to preserve such exemption under Rule 16b-3 or any other applicable rules and regulations promulgated pursuant to Section 16 of the 1934 Act with respect to any Plan transaction that is reportable by a Participant, Beneficiary, or other person, including, if applicable, the Trust, who is a Company officer, director, or ten (10) percent beneficial owner subject to Section 16 of the 1934 Act (hereinafter, a "Section 16 Insider").

         The Plan is a written pension or retirement plan with broad-based Employee participation and objective, nondiscriminatory rules that are subject to the Code's qualification requirements and the requirements of ERISA, including ERISA reporting rules that make the Plan subject to an annual audit by independent accountants and ERISA fiduciary rules that protect the interests of all Plan Participants and Beneficiaries, including Section 16 Insiders.

         The Plan is intended to satisfy the revised Section 16 rules that apply to transactions occurring on or after August 15, 1996. Under these newly-issued rules, the Plan is designed to be a "Tax-Conditioned" plan and is designed to comply with the exemption for "Discretionary Transactions." Under these new rules, any acquisition or disposition of Employer Stock held in the Plan, except for Discretionary Transactions, is exempt, provided that the Plan satisfies the definition of a "qualified plan." Because the Plan satisfies the coverage and participation requirements set forth in Sections 410 of the Code (as the new
Section 16 rules require), the Plan will be deemed to be a qualified plan under the new Section 16 rules. Even though transactions under the Plan involving Employer Stock are generally exempt under Section 16, Discretionary Transactions must nevertheless satisfy certain timing requirements. A Discretionary Transaction is any transaction under the Plan that (i) is at the volition of a Plan Participant, (ii) is not made in connection with the Participant's death, Disability, retirement, or Termination of Employment, (iii) is not required to be made available to a Plan Participant pursuant to any provision of the Code, and (iv) results in either an intra-plan transfer involving Employer Stock, or a cash distribution funded by a volitional disposition of Employer Stock. A Discretionary Transaction will be exempt under the new Section 16 rules only if it is effected pursuant to an election made at least six months following the date of the most recent election that effected a Discretionary Transaction that was an acquisition, if the transaction to be exempted would be a disposition, or a disposition, if the transaction to be exempted would be an acquisition. The Committee has the authority to implement such timing restrictions for Discretionary Transactions with respect to Section 16 Insiders.

                             ARTICLE VI. - BENEFITS

6.1      ENTITLEMENT TO BENEFITS.

         If a Participant's employment with the Employer is terminated (within the meaning set forth in Section 3.2), he or she shall be vested in the entire amount in each of his or her Accounts. Except as provided in Section 6.3 hereof, payment of benefits shall commence promptly after such Termination of Employment.

6.2      DEATH.

         (A) In the event that the Termination of Employment of a Participant is caused by his or her death, his or her Beneficiary shall be vested in, and paid the entire amount of, each of the deceased Participant's Accounts. Payment shall commence promptly after the Participant's death, but the Beneficiary shall not be entitled to receive such payment until the Committee is reasonably satisfied that such Beneficiary is otherwise entitled to receive such payment.

         (B) Payment of benefits due under this Section shall be made in accordance with Section 6.3.

6.3      PAYMENT OF BENEFITS.

         (A) Except as provided in Appendix A, payment of a Participant's Accounts shall be made as provided in this Section 6.3. Upon a Participant's or Beneficiary's entitlement to payment of benefits under Section 6.1 or 6.2, he or she shall file with the Committee his or her application therefor in such a manner, on such form or forms, and subject to such reasonable conditions, as the Committee shall provide.

         (B) The Committee shall follow a Participant's Beneficiary designation made pursuant to Section 6.4. The Committee shall make payment of benefits in one lump sum only. Payment to a Participant's Beneficiary shall be made or commence as soon as practicable after a Participant's death and upon such proofs of death and entitlement to benefits as the Committee may require.

         (C) Except as otherwise provided below, every Participant who has a separation from service for any reason, including retirement, death or Disability, shall have his or her vested Account, valued as of the effective date of the distribution, distributed as soon as practicable following the Termination of Employment:

                  (1) For Plan Years beginning on and after December 1, 2000, if the vested balance in the Participant Accounts (including any portion thereof which is attributable to rollover contributions within the meaning of Section 402(c) of the Code) exceeds Five Thousand Dollars ($5,000) at the time that the distribution would occur, then no distribution shall be made to the Participant before the date specified in Section 6.8, unless the Participant consents in writing to an earlier distribution; and

                  (2) For Plan Years ending on or before November 30, 2000, if the vested balance in the Participant Accounts exceeds Three Thousand Five

                           Hundred Dollars ($3,500) at the time that the distribution would occur, then no distribution shall be made to the Participant before the date specified in Section 6.8, unless the Participant consents in writing to an earlier distribution.

Thus (but subject to the next following paragraph), if under the age specified in Section 6.8, a Participant whose vested Account balance exceeds the applicable dollar threshold set forth in clause (1) or (2) above at the time that the distribution would occur may elect to defer receipt of such balance until that date by withholding consent to the distribution. A Beneficiary does not have a similar right to defer a distribution of the Participant's vested Account balance following the Participant's death.

In addition, for Plan Years beginning on and after December 1, 2000, if, as of the last day of the Plan Year, the vested balance of the Account (including any portion thereof which is attributable to rollover contributions within the meaning of Section 402(c) of the Code) of a Participant who has previously had a separation from service for any reason, including retirement, death or Disability, does not exceed five thousand Dollars ($5,000), such Participant shall have his or her vested Account, valued as of the effective date of the distribution, distributed (if not distributed previously) as soon as practicable following the end of such Plan Year (an "Involuntary Cash-Out").

         (D) The amount that a Participant or Beneficiary is entitled to receive at any time and from time to time may be paid, in the discretion of the Participant or Beneficiary, in cash or in Employer Stock, or in any combination thereof, provided, however, payment in Employer Stock may be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.2, and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary.

         (E)      To the extent required by the regulations issued under Code
Section 411(a)(11), at least 30 days but not more than 90 days before a Participant's scheduled benefit commencement date, the Committee shall provide to the Participant a written explanation of his right to defer receipt of the distribution. Such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Federal Income Tax Regulations is given, provided that:

                  (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

6.4      DESIGNATION OF BENEFICIARY.

         (A) Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and, if the Committee allows, may specify the method of payment of his or her benefits to the Beneficiary. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation by a Participant, no matter how effected, shall not require the consent of any designated Beneficiary unless the Beneficiary affected is the Participant's spouse, in which case such spouse's consent shall be required to effect any such revocation in accordance with Section 6.4(C). By designating a Beneficiary or Beneficiaries as hereunder provided, a Participant grants the Committee the discretion, in good faith, to make benefit payment(s) to any Beneficiary or Beneficiaries named by such Participant despite any dispute by any person or persons claiming such benefits, and holds the Plan, the Employer and the Committee harmless from any claims arising out of any such good faith payment(s) of benefits. Each Participant by designating a Beneficiary or Beneficiaries, authorizes the Committee to retain any benefits otherwise payable in the Trust Fund or, in its sole discretion, pay-over such benefits to a court or other tribunal of competent jurisdiction pending the final and binding disposition of any dispute as to the proper Beneficiary or Beneficiaries by agreement of the parties or by a judgment of such court or other tribunal of competent jurisdiction, as the case may be.

         (B) If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary or Beneficiaries designated by a deceased Participant die(s) before him or her or before complete distribution of the Participant's benefits, the Committee, in its sole discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) in the following order to:

                  (1) The surviving spouse of such Participant or, if not living,

                  (2)      The estate of such Participant.

         (C) Notwithstanding anything contained herein to the contrary, a Participant may not name as a Beneficiary someone other than his or her spouse, and such designation shall have no effect, unless his or her spouse consents thereto, in a signed writing which is notarized or witnessed by a Plan representative, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

6.5      WITHDRAWALS.

         (A) Subject to Sections (B), (C), (D), and (E) of this Section 6.5, any Participant may make a withdrawal of all or part of his or her Employee Contribution Account, Salary Reduction Contribution Account, Vested Rollover Contribution Account and Grandfathered Account, provided, however, that withdrawals must be made of all amounts in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn.

                  (1)      Employee Contribution Account.

                  (2)      Salary Reduction Contribution Account.

                  (3)      Vested Rollover Contribution Account.

                  (4)      Grandfathered Account.

         (B) A Participant must have attained age fifty-nine and one-half (59 1/2) or have been determined by the Committee to have a "hardship" in accordance with Section 6.5(D) in order to qualify for a withdrawal under
Section 6.5(A) with respect to his or her Salary Reduction Contribution Account and/or Vested Rollover Contribution Account balances. Except for a Participant who is age fifty-nine and one-half (59 1/2) or older and who withdraws his entire Account balances, a Participant may not withdraw any amounts from his or her Employer Contribution Account or from the Regular Subaccount of his or her Grandfathered Account.

         (C) Application for withdrawals shall be made on such forms as the Committee prescribes and as permitted herein, and may be made once each calendar month. Except as provided in Section 6.5(E), distribution of withdrawals shall be made in a lump sum within forty-five (45) days following receipt by the Committee of a properly completed application. Withdrawal distributions shall be based on the value of the Participant's Account(s) as of the effective date of the withdrawal, and subject to the provisions of Section 6.7, may be made in the discretion of the Participant in the form of cash, or in Employer Stock or in any combination thereof, provided, however, payment in Employer Stock shall be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.2 and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary.

         (D) Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition or room and board for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (1) The Employee has obtained all distributions other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (2) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution; provided, however, that (i) a Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals (and Employee Contributions) under this and all other plans of the Employer for six months after receipt of the distribution, and (ii) a Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals (and Employee Contributions) under this and all other plans of the Employer for six months after receipt of the distribution or until January 1, 2002, if later.

                  (3) The distribution is not in excess of the amount of an immediate and heavy financial need.

         A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. Entitlement to a distribution based on financial hardship shall be determined by the Committee in its sole and exclusive discretion. The Committee may require such reasonable proof of immediate financial need as it deems necessary to uniformly and fairly administer this Section 6.5, as a condition precedent to any distribution by reason of financial hardship.

         (E) Notwithstanding anything contained in Section 6.5(B) regarding the age of a Participant or financial hardship to the contrary, a Participant may withdraw all or a portion of his or her Employee Contribution Account once each calendar month regardless of his or her age or the existence of any financial hardship if such Participant satisfies all of the other terms and conditions contained in this Section 6.5.

6.6      SPOUSAL CONSENT.

         Notwithstanding anything contained herein to the contrary, a Participant may not make a withdrawal unless his or her spouse consents thereto in a signed writing, notarized or witnessed by an administrator of the Plan, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, and consistent with applicable law.

6.7      DEBITING OF INVESTMENT FUNDS.

         If a Participant making less than a total withdrawal of his or her Accounts under Section 6.5 has his or her Accounts invested in more than one Investment Fund, the amount withdrawn from his or her Accounts shall be debited, on a pro rata basis, against each Investment Fund in which such Accounts are invested.

6.8      REQUIRED DISTRIBUTIONS.

         In accordance with Code Section 401(a)(9) and the regulations issued thereunder, distribution of the Account balances of a Participant will be made by April 1st of the year following the calendar year in which such Participant attains age seventy and one-half (70 1/2), and any balances that arise thereafter will be distributed by each December 31st thereafter. If the Participant has not yet terminated employment and has balances invested in Employer Stock, the distribution of such balances shall, to the maximum extent possible, be made in whole shares of

Employer Stock. Notwithstanding anything herein to the contrary, effective for years beginning on or after January 1, 1997, (i) if a Participant is not a five
(5) percent owner (as defined in Code Section 416), the distribution of the Participant's Account balances shall be made not later than the April 1st of the calendar year following the later of (x) the calendar year in which the Participant attains age seventy and one-half (70 1/2) and (y) the calendar year in which the Participant retires, and (ii) if a Participant is a five (5) percent owner, the distribution of the Participant's Account balances shall be made not later than the April 1st of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) even if the Participant has not incurred a Termination of Employment by such date.

6.9      DISTRIBUTION REQUIREMENTS.

         (A) Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions, and Income allocable to each, must comply with the distribution requirements under Section 401(k)(2)(B) of the Code.

         (B) Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions, and Income allocable to each, are not distributable to a Participant or his or her Beneficiary or Beneficiaries in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than (i) for distributions made on or prior to December 31, 2001, upon separation from service, death or Disability, and (ii) for distributions made after December 31, 2001, upon severance from employment, death or Disability.

         (C)      Such amounts may also be distributed upon:

                  (1) Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

                  (2) For distributions on or prior to December 31, 2001, the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                  (3) For distributions on or prior to December 31, 2001, the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

                  (4)      The attainment of age fifty-nine and one-half (59
                           1/2).

                  (5) The hardship of the Participant subject to the provisions of Section 6.5(D) of the Plan.

         All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

6.10     LOANS TO PARTICIPANTS.

         (A) The Committee may, in its sole discretion, and upon such terms and conditions as it may require, direct the Trustee to loan a Participant an amount which, when added to all loans outstanding under the Plan and made by the Participant, does not exceed the allowable portion, as determined under the following table, of the Participant's total Account balances:

                                                Maximum Loan
                                        (Allowable Portion of Total
Total Vested Balance                         Account Balances)
--------------------                   ----------------------------
      $0 - $999                                       0%
   $1,000 or more                      50% but not to exceed $50,000

         (B) If the Participant participates in another plan or plans by the Employer or any of the members of the controlled group of corporations of which the Employer is a part which allow(s) loans, the maximum loan limits reflected in the above table apply in the aggregate to the Plan and any such other plan or plans less any Matching Contributions made under the Plan.

         (C) For purposes of this Section, "Total Account Balance" means the total dollar value, as of the effective date of the loan, of the Participant's Accounts.

         (D)      [intentionally omitted]

         (E) All loans shall be subject to the approval of the Committee which shall investigate each application for a loan.

         (F) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

                  (1) An application for a loan by a Participant shall be made in writing to the Committee whose action thereon shall be final.

                  (2) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five (5) years, except that such five (5) year repayment rule shall not apply to any loan used for the purpose of acquiring or constructing a home which is the Participant's principal residence. Loan payments during a period of qualified military service will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

                  (3) Each loan shall be made against collateral being the assignment of not more than fifty (50) percent of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

                  (4) Each loan shall bear interest at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate which is not less than the prime rate currently being charged to the Trustee in its banking business, provided that such rate does not violate any applicable usury laws.

                  (5) No distribution, other than a hardship withdrawal which is approved by the Committee pursuant to
                           Section 6.5(D) shall be made to any Participant or to a Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been repaid.

                  (6) Notwithstanding anything contained herein to the contrary, a Participant may not obtain a loan unless it is consented to by his or her spouse in a signed writing which is notarized or witnessed by a Plan representative or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

6.11     ELIGIBLE ROLLOVER DISTRIBUTIONS.

         (A) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in the "direct rollover." In the event that any portion of the Participant's eligible rollover distribution consists of both (i) amounts that would have been includible in his or her gross income but for the rollover (taxable amounts), and (ii) amounts that would not have been includible even if they had not been rolled over (non-taxable amounts), the amount transferred as an eligible rollover distribution shall be treated as consisting first of the portion of the distribution that is includible in income (as determined without the rollover exclusion.

         (B) For purposes of this Section, the following definitions shall apply:

                  (1) "Eligible rollover distribution" - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and
                           (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to Employer securities). Notwithstanding the foregoing, (a) for distributions made on or after January 1, 1999, no portion of a hardship distribution (as described in Code Section 401(k)(2)(B)(i)(IV)) shall be an eligible rollover distribution, and (b) for distributions made after December 31, 2001, (1) no portion of any distribution which is made upon hardship of an Employee shall be an eligible rollover distribution, and (2) a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, provided that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  (2) "Eligible retirement plan" - (i) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                           Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse on or prior to December 31, 2001, an "eligible retirement plan" is an individual retirement account or an individual retirement annuity only.

                           (ii) Effective for distributions made after December 31, 2001, an "eligible retirement plan" shall mean (1) an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, or (2) an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution which, in the case of any plan described in this clause (2), (x) agrees to separately account for amounts transferred into such plan from this Plan including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, and (y) is a defined contribution plan. This definition of eligible retirement plan shall also apply in the case of a distribution made after December 31,

                           2001 to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a "qualified domestic relation order" (as defined under Code
                           Section 414(p) and ERISA Section 206(d)).

                  (3) "Distributee" - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) "Direct rollover" - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                  ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND

7.1      PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN.

         This Plan is intended to constitute a participant directed individual account plan under Section 404(c) of ERISA. As such, Participants shall be provided the opportunity to exercise control over the investment of a portion of their Accounts under the Plan and to choose from a broad range of investment alternatives.

7.2      EMPLOYEE SELECTED INVESTMENT OPTIONS, INVESTMENT FUNDS.

         (A) Each Participant shall designate, in the manner established by the Committee, the Investment Fund(s) established pursuant to paragraph (C) below, in which contributions made pursuant to Sections 4.1(A), 4.3, 4.5, and
4.6 hereof, are to be invested. Subject to Section 7.2(B) below,

                  (1) a Participant's Employer Contribution Account balance (consisting of contributions made pursuant to Sections 4.1(B) and (C) hereof) that is allocable to participation in the Plan prior to May 15, 2001 shall be invested only in Employer Stock, and the Participant shall have no choice of Investment Funds with respect to such balance,

                  (2) effective May 15, 2001, any Participant may reallocate up to seventy-five (75) percent of his Employer Contribution Account balance that is allocable to participation in the Plan through January 31, 2002 to any or all of six (6) Investment Funds designated by the Retirement Committee,

                  (3) effective February 1, 2002, twenty-five (25) percent of the Matching Contributions that are allocable to participation in the Plan on and after such date and credited to the Participant's Employer Contribution Account shall be invested in Employer Stock (and the Participant shall have no choice of Investment Funds with respect to such contributions), and the remaining seventy-five (75) percent of such Matching Contributions shall be invested in an Investment Fund designated by the Retirement Committee (which contributions may be reallocated at any time by the Participant to any or all of six (6) other Investment Funds designated by the Retirement Committee),

                  (4) effective June 30, 2002, one hundred (100) percent of the Matching Contributions that are allocable to participation in the Plan on and after such date and credited to the Participant's Employer Contribution Account shall be invested in and among the Investment Funds previously elected by the Participant with respect to the seventy-five (75) percent portion described in subparagraph (iii) above, and if none so elected, an Investment Fund designated by the Retirement Committee (which contributions may be reallocated at any time by the Participant to any or all of the Investment Funds available with respect to his or her contributions made pursuant to Sections 4.1(A), 4.3, 4.5 and 4.6 of the Plan), and

                  (5) effective June 30, 2002, a Participant may reallocate any Matching Contributions allocable to participation in the Plan prior to such date and credited to the Participant's Employer Contribution Account to any or all of the Investments Funds available with respect to the Participant's contributions made pursuant to Sections 4.1(A), 4.3, 4.5 and 4.6 of the Plan.

         (B) Effective as of and following June 1, 2000, a Participant who is at least age fifty-four (54) and who has at least ten (10) years of continuous service with an Employer may reallocate Employer Stock that is allocable to participation in the Plan on and after such date and prior to February 1, 2002 and credited to such Participant's Employer Contribution Account to any other Investment Funds available under the Plan. Effective February 1, 2002, a Participant who is at least age fifty (50) may reallocate Employer Stock that is allocable to participation in the Plan on and after such date and credited to such Participant's Employer Contribution Account to any other Investment Funds available under the Plan, regardless of the number of years of continuous service the Participant has with an Employer. Effective June 30, 2002, a Participant who is at least age fifty (50) may reallocate Employer Stock that is attributable to Discretionary Contributions made pursuant to
Section 4.1(C) hereof and allocable to participation in the Plan on and after such date and credited to such Participant's Employer Contribution Account to any or all of the Investment Funds available with respect to his or her contributions made pursuant to Sections 4.1(A), 4.3, 4.5 and 4.6 of the Plan.

         (C) The Committee shall direct the Trustee to establish three (3) or more Investment Funds. The Committee also may direct the Trustee to change the number and type of Investment Funds made available under the Plan from time to time, without the necessity of Board action or Plan amendment.

7.3      INVESTMENT ELECTIONS.

         (A) Each Participant may, except as hereinafter provided, elect with respect to future contributions to his Employee Contribution Account, Salary Reduction Contribution Account and Vested Rollover Contribution Account to have the aggregate contributions to such Account(s) be invested in a single Investment Fund, or he may direct that a percentage of such Accounts be invested in such Investment Funds as he shall desire, as follows: prior to June 1, 2000, ten (10) percent increments (or multiples of ten (10) percent increments), and on and after June 1, 2000, one (1) percent increments (or multiples of one (1) percent increments).

         (B) Each Participant may change his investment directions in accordance with the provisions of Section 7.3(A) to provide for the investment of future contributions among the various Investment Funds in percentage increments, as he shall desire, as follows: prior to June 1, 2000, ten (10) percent increments (or multiples of ten (10) percent increments), and on and after June 1, 2000, one (1) percent increments (or multiples of one (1) percent increments). Any such change may be made in accordance with procedures established by the Committee.

7.4      INVESTMENT TRANSFERS.

         Generally, a Participant may transfer amounts between the Investment Funds in accordance with procedures established by the Committee. The transfers shall be made in accordance with Section 7.3 in percentage increments, as follows: prior to June 1, 2000, ten (10) percent increments (or multiples of ten
(10) percent increments), and on and after June 1, 2000, one (1) percent increments (or multiples of one (1) percent increments). The Committee shall direct the Trustee to transfer monies or other property from the appropriate Investment Funds to the other Investment Funds as may be necessary to carry out such aggregate transfer transactions after such Committee has caused the necessary entries to be made in the Participant's Accounts and in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by such Committee.

7.5      TENDER OFFERS.

         As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Employer Stock, the Committee shall use its reasonable best efforts to cause each Participant (who has an Account allocated in whole or in part to Employer Stock) to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of the Committee but the Trustee shall not tender shares for which no instructions are received. In advising Participants of the terms of the Offer, the Committee may include statements from the management of the Company setting forth its position with respect to the Offer. The giving of instructions to the Trustee to tender shares of Employer Stock and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares of Employer Stock to which a Participant may provide instructions shall be the total number of shares credited to his or her Account(s), whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences or such earlier date which shall be designated by the Committee, which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Employer Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

7.6      VOTING OF STOCK.

         (A) Each Participant (whose Account has allocated to it any shares of Employer Stock) shall be entitled to instruct the Committee to instruct the Trustee how to vote, at each meeting of shareholders, such shares of Employer Stock, and to revoke any such instruction, to the extent permitted under the terms of such vote. Such instruction or revocation thereof shall apply to the total number of shares of Employer Stock credited to the Participant's Accounts, whether or not vested, as of the date coinciding with or immediately preceding the record date for the shareholders' meeting or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. All the shares of Employer Stock for which no instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instruction is received, unless the Trustee, in exercising its discretion as a fiduciary with respect to the voting of such shares, determines that the interest of Participants and Beneficiaries requires it to vote in a different way. The Committee shall use its reasonable best efforts to cause each Participant (whose Account has allocated to it any shares of Employer Stock) to receive such notices and informational statements as are furnished to the shareholders in respect of the exercise of voting rights, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, with respect to the vote of shares of Employer Stock credited to his or her Account.

         (B) Subsequent to a Participant's investment in any Investment Fund other than one comprised of Employer Stock, all proxies relating to the exercise of voting rights incidental to the ownership of any asset which is held in such Investment Fund shall be passed through, either directly or indirectly, to the Participant. Each Participant who so receives any proxies shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote such proxies and to revoke any such instruction, to the extent permitted under the terms of the proxies. Neither the Committee nor the Trustee shall have authority to vote proxies for which no instructions have been received.

7.7      [INTENTIONALLY OMITTED]

7.8      [INTENTIONALLY OMITTED]

7.9      EXERCISE OF CONTROL.

         (A) The Committee shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership appurtenant to such investments. The Committee shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of ERISA and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(1). In addition, the Committee shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(2). Neither the Employer, Committee, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this Article VII shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, Committee, Trustee or any other individual associated with the Plan or the Employer to provide any investment advice.

         (B) The Committee, pursuant to uniform and nondiscriminatory rules, may charge each Participant's Accounts for the reasonable expenses of carrying out investment instructions directly related to such Accounts, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective Accounts.

         (C) The Committee shall decline to implement any Participant instructions if the instruction is inconsistent with any provisions of the Plan or Trust Agreement or any investment direction policies adopted by the Committee from time to time. The Committee also may decline to implement any Participant instructions to the extent permitted by Department of Labor regulations issued under Section 404(c) of ERISA. The Committee, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with Section 404(c) of ERISA from time to time.

         (D) A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Article VII and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Committee, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 2550.404c-1(c)(3).

7.10     ADJUSTMENT OF ACCOUNTS.

         Adjustments pursuant to Section 5.2 shall be made on a separate fund basis. Income attributable to each Investment Fund shall be allocable strictly to the Investment Fund and Accounts invested therein. Each Investment Fund shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

7.11     LIMITATION OF LIABILITY AND RESPONSIBILITY.

         The Trustee, the Committee and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this
Article VII or for failing to act in the absence of any such direction. The Trustee, the Committee and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

7.12     FORMER PARTICIPANTS AND BENEFICIARIES.

         For purposes of this Article VII, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased Participants.

                   ARTICLE VIII. - ADMINISTRATION OF THE PLAN

8.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION.

         The Committee, composed of at least three members, shall be appointed by the Board of Directors. Each member of the Committee shall serve at the will of the Board and without compensation. The Committee shall be the "named fiduciaries" of the Plan within the meaning of Section 402(a) of ERISA. A member of the Committee shall cease to be a member of such Committee either automatically upon ceasing to be an officer, director or employee of the Company or upon resignation delivered in writing to the Board. In the event of such a vacancy in membership, the remaining members of the Committee shall have full power to act until such vacancy is filled. The usual and reasonable expenses of the Committee shall be paid by the Company, to the extent not paid by the Plan.

8.2      APPOINTMENT OF COMMITTEE.

         Except as may be reserved elsewhere in this Plan, the Committee shall administer the Plan and shall have the sole responsibility for the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Committee shall act in a uniform and nondiscriminatory manner and for the exclusive benefit of the Participants, retired Participants and their Beneficiaries. The Committee shall have all powers and duties necessary and proper to carry out its responsibilities under the Plan including, but not by way of limitation,

         (A) To construe and interpret the Plan and the Trust, resolve any ambiguities and decide all questions as to eligibility and the determination of the amount, manner and time of payment of any benefits thereunder.

         (B) To prescribe procedures to be followed and forms to be used by Participants or Beneficiaries of the Plan, and to establish such rules and guidelines as may be necessary or desirable for the proper administration of the Plan.

         (C) To prepare and distribute, in such manner as it determines to be appropriate, all reports, returns and information related to the Plan, whether as required by law or at the request of Participants, Beneficiaries or other persons, or otherwise.

         (D) To receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan.

         (E) To furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate.

         (F) To employ such experts, counsel and agents, and to secure such accounting, actuarial and other services as it may deem advisable in carrying out its powers and duties under the Plan.

         (G) To authorize the payment of Plan benefits due to Participants and Beneficiaries.

         (H) To appoint a subcommittee consisting of at least three persons, to serve at the pleasure of and subject to the rules of the Committee, to consider requests for hardship withdrawals and loans under the applicable provisions of the Plan.

         The Committee shall also have the powers and duties conferred upon it elsewhere in the Plan. Except as may be otherwise provided in the Plan, the decision of the Committee as to any dispute or question arising hereunder, including questions of construction, interpretation and administration, shall be final and conclusive.

8.3      AUTHORITY OF COMMITTEE.

         The Committee shall have all powers and duties necessary and proper for the management and investment of the assets of the Plan, including, but not by way of limitation,

         (A) To establish a funding policy within the meaning of and consistent with ERISA Section 402(b).

         (B) To appoint one or more Trustees, to negotiate and enter into on behalf of the Plan a trust agreement with any such Trustee, and to terminate the management of or replace any such Trustee.

         (C) To appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage any or all assets of the Plan, to negotiate and enter into on behalf of the Plan an agreement with any such investment manager, and to terminate the engagement of or replace any such investment manager.

         (D) To provide direction and give instructions to any Trustee or investment manager on all matters within the Committee's discretion under the terms of any trust agreement or investment management agreement.

         (E) To execute or deliver any instrument or make any payment in behalf of the Plan.

         (F) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust.

         (G)      To select, monitor and replace the Investment Funds.

8.4      ACTION BY THE COMMITTEE.

         The Committee shall appoint a chairman and a secretary from its members. Action by the Committee shall be taken by a vote of the majority of its members present at a meeting at which a quorum is present or signed by a majority of its members in writing without a meeting. A majority of the members of the Committee present at a meeting duly called shall constitute a quorum. The Committee shall make and maintain minutes of each meeting and shall maintain other appropriate books and records. The Committee may establish such rules as it deems necessary or desirable for its own operations.

8.5      EMPLOYMENT OF THIRD PARTIES.

         The Committee may employ one or more persons to render advice or services with regard to any responsibility it has under the Plan or Trust. The compensation of such person or persons shall be fixed by the Committee.

8.6      ALLOCATION AND DELEGATION.

         Except as limited in this Section 8.6 of this Article VIII the Committee may allocate among its members, or delegate to any person who is not a member, any responsibility which it has hereunder. No responsibility with respect to the management or control of the assets of the Trust may be so delegated or allocated; provided, however, that the Committee may appoint one or more investment managers in respect of the assets of the Trust. Any delegation or allocation of responsibility pursuant to this Section 8.6 shall be evidenced by the minutes of the meeting at which such delegation or allocation was approved or, if no such meeting was held, by the writing under which such action was taken. Any action of a person to whom such responsibility has been allocated or delegated shall have the same force and effect for all purposes hereunder as if taken by the Committee. Any allocation or delegation to any person may be revoked upon notice delivered to such person. The Committee shall monitor any person to which it allocates or delegates any responsibility pursuant to this
Section 8.6 and shall require such person periodically to report regarding the discharge of such responsibility.

8.7      REPORTS.

         The Committee shall report to the Board of Directors not less than annually regarding the administration of the Plan, including, but not limited to, the management of the assets of the Plan.

8.8      CLAIMS PROCEDURE.

         The Committee shall make all determinations as to the right of any person to a benefit. Benefits will begin upon receipt of a claim in the form and manner prescribed by the Committee. If an Employee, Participant, Beneficiary, or any other person is dissatisfied with the determination of his benefits, eligibility, participation, or any other right or interest under this Plan, such person may file a statement setting forth the basis of the claim with the Committee in a manner prescribed by the Committee. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

         A notice of the disposition of any such claim shall be furnished to the claimant within thirty (30) days after the claim is filed with the Committee, provided that the Committee or its designee may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim. The notice of the disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim.

         If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the notice of the Committee's or its designee's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Committee or its designee to present reasons why the claim should be allowed. The claimant shall be entitled to be represented by counsel at the review meeting. The claimant also may submit a statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Committee or its designee. The Committee or its designee shall have the right to request of, and receive from, a claimant such additional information, documents, or other evidence as the Committee or its designee may reasonable require. If the claimant does not request a review meeting within ninety (90) days after receiving notice of the Committee's or its designee's disposition of the claim, the claimant shall be deemed to have accepted the Committee's or its designee's disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

         A decision on review shall be rendered in writing by the Committee or its designee ordinarily not later than sixty (60) days after review, and a copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Committee or its designee shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be denied.

         To the extent permitted by law, a decision on review by the Committee or its designee shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencing of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee or its designee, in its sole discretion, may waive those procedures as a mandatory precondition to such an action.

         Notwithstanding anything to the contrary contained herein, with respect to any claim for benefits under the Plan filed on or after January 1, 2002, the Company shall establish separate claims procedures as part of the Plan's summary plan description which shall comply with Department of Labor Regulation Section 2560.503-1.

8.9      APPLICATION AND FORMS FOR BENEFITS; OTHER PLAN COMMUNICATIONS.

         The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit on the forms approved by the Committee, as a condition precedent to payment of benefits. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address. Other Plan communications shall be made in such forms and manners as prescribed by the Committee from time to time.

8.10     FACILITY OF PAYMENT.

         Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a Disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11     INDEMNIFICATION OF THE COMMITTEE.

         The Committee and the individual members thereof shall be indemnified by the Employer and not from the Trust Fund against any and all liability arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                           ARTICLE IX. - MISCELLANEOUS

9.1      NONGUARANTEE OF EMPLOYMENT.

         Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

9.2      RIGHTS TO TRUST ASSETS.

         No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, including upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits properly payable under the Plan to a Participant or Beneficiary out of the assets of the Trust Fund. All payment of benefits as provided for in the Plan shall be made solely out of the assets of the Trust Fund to the extent sufficient, and none of the Fiduciaries or Employers shall be liable therefor in any manner.

9.3      NON-ALIENATION.

         (A)      Except as permitted by the Plan in accordance with Code
Section 401(a)(13) and ERISA Section 206(d), (i) no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void; and (ii) no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

         (B) In accordance with procedures consistent with Code Section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each potential alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders within the meaning of Code Section 414(p) and ERISA Section 206(d).

9.4      NONFORFEITABILITY OF BENEFITS.

         Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant of his or her right to the nonforfeitable benefit to which he or she becomes entitled in accordance with the provisions of the Plan.

9.5      QUALIFIED MILITARY SERVICE.

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                 ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER

10.1     AMENDMENTS.

         The Company reserves the right to amend the Plan at any time and from time to time by action of its board of directors or the authorized agent of such board. In addition, the Committee may make amendments, retroactively if necessary or appropriate, to permit the Plan and Trust Fund to meet the requirements for qualification and tax exemption under the Code or to satisfy the requirements of ERISA or any other applicable law, as now in effect or hereafter amended or superseded, and the regulations thereunder. The Committee may also make minor amendments to clarify the Plan, comply with tax qualification or other legal requirements, facilitate its administration, or implement appropriate changes in the Plan design, provided that such amendments do not significantly increase the cost of the Plan or adversely affect its qualification. Notwithstanding the foregoing, (a) no amendment shall cause any part of the Trust Fund to be used (prior to the satisfaction of all Plan liabilities) for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries, and (b) to the extent provided in Code
Section 411(d)(6) and related regulations, no amendment may eliminate or reduce any protected benefits that have already accrued.

10.2     ACTION BY THE COMPANY.

         Any action by the Company under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

      ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

11.1     SUCCESSOR EMPLOYER.

         In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made in the sole discretion of the Company by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liability by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.2     CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS OF PLANS.

         In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

         (A) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then been terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

         (B) Resolutions of the Boards of Directors of the Employer under the Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new Employer's plan; and

         (C) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

         In addition to the foregoing, any merger, consolidation, or transfer of assets described in this Section shall comply with applicable requirements of Code Section 411(d)(6) to preserve optional forms of benefits and other valuable rights that are legally protected.

                         ARTICLE XII. - PLAN TERMINATION

12.1     RIGHT TO TERMINATE.

         In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time in its entirety or with respect to any Employee or group of Employees or Participants. The Board of Directors of an Employer may terminate the Plan at any time with respect to its Employees or any group of its Employees or Participants, provided such Employer has made all contributions due to the Plan to the date of such termination.

12.2     PARTIAL TERMINATION.

         Upon termination of the Plan by the Company or by the Employer with respect to such Employer or a group of Employees or Participants of such Employer, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with
Section 12.3.

12.3     LIQUIDATION OF THE TRUST FUND.

         (A) Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust Fund and pay Account balances in accordance with Article VI to Participants affected by the termination upon their Termination of Employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated; or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account balances or rights thereto.

         (B) In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

         (C)      The Trustee may delay distribution of assets under this
Section 12.3 pending receipt of written determination by the Internal Revenue Service that the Plan is qualified upon termination.

                        ARTICLE XIII. - ADOPTION OF PLAN

13.1     ADOPTION AGREEMENT.

         (A) Subject to the approval of the Company and consistent with the provisions of ERISA and other applicable law, an Affiliate may adopt the Plan for its Eligible Employees by entering into an Adoption Agreement in the form and substance prescribed by the Committee. To the extent approved by the Committee, each Affiliate may:

                  (1) Modify the definition of Eligible Employee set forth in Section 2.1(X) hereof, with respect to its Employees; and

                  (2) Modify the definition of Annual Compensation set forth in Section 2.1(H) hereof, with respect of its Employees.

Any such modification shall be reflected in the Adoption Agreement and may be amended from time to time by a written supplement to the Adoption Agreement with the approval of the Committee. Each Affiliate may determine the level of Employer contributions to be made by the Affiliate to the Employer Contribution Accounts of its Eligible Employees in each Plan Year.

         (B) The Committee may prospectively require that all provisions of the Plan be uniformly applied to all Affiliates, as set forth in the Plan, notwithstanding any modification provisions in an Adoption Agreement. The Company may prospectively revoke or modify any Affiliate's participation in the Plan at any time and for any or no reason, without regard to the terms of any Adoption Agreement, or terminate the Plan with respect to such Affiliate's Employees.

         (C) By execution of an Adoption Agreement (each of which by this reference shall become a part of the Plan), the Affiliate agrees to be bound by all the terms and conditions of the Plan, and delegates all authority to amend or terminate the Plan, and to appoint and remove the Committee and Trustee, to the Company.

         IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized representative effective as of January 1, 1997.

                                 THE DIAL CORPORATION

                                 By:  /s/ Bernhard J. Welle
                                      ------------------------------------------

                                 Its: Executive Vice President - Shared Services

                                                                      APPENDIX A

                      SPECIAL PAYMENT PROVISIONS APPLICABLE
                            TO GRANDFATHERED ACCOUNTS

In connection with the Plan Merger, the provisions of this Appendix A shall apply to the payment of Grandfathered Accounts, notwithstanding any provisions elsewhere in the Plan to the contrary; provided, however, that, pursuant to Treasury Regulation Section 1.411(d)-4, Q&A-2(e), the distribution forms described in Paragraphs (A)(ii), (G) and (H) of this Appendix A shall be eliminated. The preceding proviso shall not apply to a distribution with an annuity starting date that is earlier than the earlier of (1) the 90th day after the date the Participant has been furnished a summary that reflects the amendment and satisfies the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications) for plans; and (2) December 1, 2003.

         (A)      (i)      Subject to Section (G), payment of a Participant's
         Grandfathered Account shall be made as provided in this Appendix A.

                  (ii) The Committee shall direct the Trustee to distribute the net credit balances in the Participant's Grandfathered Account to or for the benefit of the Participant, or in the event of his death, to or for the benefit of his Beneficiary, in any one or a combination of the following methods as selected by the Participant:

                           (1)      In cash as a single payment; or

                           (2) In cash in a series of substantially equal annual or more frequent installments over a period not to exceed the life expectancy of a Participant or, if married, the joint life expectancy of a Participant and his or her spouse.

         (B) Distributions of a Participant's Grandfathered Account will be made or commenced (unless administratively unfeasible) no later than the sixtieth (60th) day next following the close of the Plan Year during which the Participant's termination date occurs; provided, however, that, subject to
Section 6.3(C) regarding Involuntary Cash-Outs as defined therein, if the Participant fails to consent to an immediate distribution, failure to so consent shall be construed as an election to defer distribution until the later of (x) the Participant's "Normal Retirement Date" (as defined below) (subject to earlier distribution, however, as required by applicable law) and (y) the date on which the Participant attains age sixty-two (62). Notwithstanding the preceding sentence, a Participant who retires from the employ of an Employer on or after the date on which he has attained age fifty-five (55) and has completed ten (10) years of service shall be eligible to elect to receive payment of his Grandfathered Account at any time after his termination date (subject to earlier distribution, however, as required by applicable law). For purposes of this Appendix A, a Participant's "Normal Retirement Date" shall be the date on which the Participant retires from the employ of an Employer on or after attaining age sixty-five (65).

         (C) When and if directed by the Committee, the Trustee shall make interim payments from the Grandfathered Account to the Participant, or in the event of his death to his Beneficiary, at such time and in such amounts as the Committee may direct during the period prior to the date on which distribution of the Grandfathered Account commences.

         (D) In the event of the Participant's death, the Committee shall permit the Beneficiary to select the method of distributing the Participant's Grandfathered Account if the Participant does not file a written direction with the Committee prior to his death.

         (E) Notwithstanding anything in the above to the contrary, payment of the Participant's Grandfathered Account shall commence no later than the latest of the close of the Plan Year in which occurs:

                  (i) the date on which the Participant attains age sixty-five (65);

                  (ii) the tenth (10th) anniversary of the date on which the Participant commenced participation; or

                  (iii) the date on which the Participant terminates employment.

         (F) All payment options shall require that the present value of expected payments to be made to the Participant shall be more than fifty (50) percent of the present value of all payments.

         (G) Solely as to account balances under the Jerry Freeman, Inc. Profit Sharing Plan that were transferred into the Freeman Plan and thereafter transferred into this Plan, such amounts shall continue to be eligible to be distributed in the following forms:

                  (i) The form of benefit to be received for a married Participant shall be a fifty (50) percent joint and survivor annuity, which is the actuarial equivalent of the amount which would be paid under Subsection (ii), unless the Participant elects under Subsection
         (iv) hereof to receive an alternate form of payment as described in Subsections (ii) and (iii). Unless an optional form of payment is selected pursuant to a qualified election within the ninety (90)-day period ending on the Annuity Starting Date, an unmarried Participant's benefit will be paid in the form of a life annuity, as described under Subsection (ii). "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit; or

                  (ii) In the form of a life annuity purchased from an insurance company. Such single life annuity shall be a monthly annuity during the life of the Participant with no payments on his behalf after his death (this benefit shall be the automatic form of payment if the Employee has no "Eligible Spouse" (as defined below) on his termination date, and shall be the actuarial equivalent of the benefit as would be paid under Section (A)(i)); or

                  (iii) In the form of a joint and survivor annuity purchased from an insurance company. Such joint and survivor annuity shall be a monthly annuity for the life of the

         Participant and, upon the death of the Participant, a monthly annuity thereafter for the life of the designated Beneficiary, which is equal to fifty (50) percent, sixty-six and two-thirds (66-2/3) percent, or one hundred (100) percent of the amount of the annuity payable during the joint lives of the Participant and his Beneficiary (with such benefit to be the actuarial equivalent of the benefit as would be paid under Section (A)(i)).

         The Trustee shall have no discretion with respect to making distributions under the Plan and, therefore, except as otherwise specifically provided hereinabove, shall make distributions only at such time and in such manner as the Committee directs. The Trustee shall have no responsibility to see to the application of the amount of the annuity payable during the lives of the Participant and his Beneficiary.

                  (iv) Any Participant (including a former Participant with a vested interest) may elect, subject to Subsection (v) hereof, to have the benefit payable to him paid in optional forms described in Subsections (ii) and (iii) hereof, provided that a married Participant, pursuant to Code Section 401(a)(11), shall receive his or her benefit in the form stated in Subsection (i), unless the Participant with the consent of his/her spouse elects not to receive a distribution in accordance with such method. Any such election may be made at any time following the date the Employee becomes a Participant and preceding the date payment of the Grandfathered Account is to commence, and may be revoked by the Participant during such period; provided that, to the extent required by the regulations issued under Code Section 411(a)(11), at least 30 days but not more than 90 days before a Participant's scheduled benefit commencement date, the Committee shall provide to the Participant a written explanation of his right to receive optional forms of benefits under the Plan and to otherwise defer receipt of a distribution. Such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Federal Income Tax Regulations is given, provided that:

                  (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                  (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         Spousal consent evidencing the rejection of either a pre- or post-retirement survivor benefit shall not take effect unless:

                  (a) The spouse of the Participant consents in writing to such election;

                  (b) Such election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse);

                  (c) The spousal consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public.

         Further, spousal consent evidencing the rejection of a post-retirement survivor benefit shall not take effect unless such written consent is made within the ninety (90)-day period prior to the Annuity Starting Date, as defined in this Section (G)(i).

         Spousal consent shall not be required where the Participant establishes to the satisfaction of the Committee that such spousal consent may not be obtained because there is no spouse or the spouse cannot be located. At the time of such notification, the Participant shall also be furnished, or be advised of the availability of, a written explanation, in nontechnical language, of the terms and conditions of the joint and survivor annuity and the financial effect upon the Participant's annuity (in terms of dollars per annuity payment) of making such an election. Any election made by a Participant hereunder shall be in writing and shall clearly indicate that the Participant is electing to receive his Grandfathered Account in a form other than that of a joint and survivor annuity. The election provided hereunder may be revoked by the Participant within the period during which an election may be made and, in addition, a new election may be made by the Participant within such period, provided the spousal consent requirements above have been met.

                  (v) Except as permitted in the succeeding sentence, a Participant may not elect an optional form of retirement income (under any provisions of this Article) providing monthly benefits to a Beneficiary, unless the actuarial value of the payment expected to be made to the Participant is more than fifty (50) percent of the actuarial value of the total payments expected to be made under such optional form. The preceding sentence shall not apply to an optional form of retirement income providing monthly benefits to the Eligible Spouse of a Participant for as long as such Eligible Spouse shall survive the Participant. In no event, however, can the amount of each monthly payment to a Beneficiary exceed that payable to the Participant under the optional form of retirement income. For the purposes of this Plan, "Eligible Spouse" shall mean the spouse of a Participant who is legally married to the Participant throughout the one (1)-year period ending on the earlier of the date of such Participant's death, or the date payment of such Participant's Grandfathered Account commences including, for this purpose, a spouse who marries an Employee within one (1) year before the date payment of such Participant's Grandfathered Account commences, notwithstanding the above.

         (H) A Participant entitled to a distribution of his Grandfathered Account may elect to receive a lump sum distribution of his entire Grandfathered Account.